Exhibit 10.1

BROOKE MASTER TRUST LLC,

as Issuer

and

THE BANK OF NEW YORK

as Trustee

MASTER TRUST INDENTURE

Dated as of December 10, 2007

Receivables Backed Notes

(Issuable in Series)

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(continued)

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(continued)

		Page
Section 8.12	Change in Business or Credit and Collection Policy	68

Section 8.13	Further Assurances	69

Section 8.14	Notice of Adverse Claim	69

Section 8.15	Reporting Requirements	69

Section 8.16	Separateness of the Issuer	72

Section 8.17	Compliance with FAS 140	74

Section 8.18	Separateness of BWF	74

Section 8.19	Purchase and Sale Agreement	76

Section 8.20	Loan Purchase Agreement	76

Section 8.21	Title to Loans Purchased from BCC	76

Section 8.22	Title to Loans Purchased from BWF	77

Section 8.23	Nature of Business	77

Section 8.24	Mergers, Etc	77

Section 8.25	Distributions, Etc	78

Section 8.26	Indebtedness	78

Section 8.27	Issuer Organizational Documents	78

Section 8.28	Audits By Trustee	78

Section 8.29	Collections	78

Section 8.30	Ownership and Tax Classification	80

Section 8.31	Transaction Documents	80

Section 8.32	Performance of Obligations; Servicing of Loans	80

ARTICLE 9.	PAY OUT EVENTS	81

ARTICLE 10.	EVENTS OF DEFAULT AND REMEDIES	82

Section 10.1	Events of Default	82

Section 10.2	Rights Upon the Occurrence of an Event of Default	882

Section 10.3	Collection of Indebtedness and Suits for Enforcement by Trustee	83

Section 10.4	Additional Remedies	85

Section 10.5	Waiver of Past Events	86

Section 10.6	Limitation on Suits	86

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(continued)

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(continued)

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(continued)

		Page

Section 15.2	Form of Redemption Notice	112

Section 15.3	Notes Payable on Redemption Date	113

ARTICLE 16.	MISCELLANEOUS	113

Section 16.1	Compliance Certificates and Opinions, etc	113

Section 16.2	Form of Documents Delivered to Trustee	115

Section 16.3	Acts of Noteholders	116

Section 16.4	Notices	116

Section 16.5	Notices to Noteholders; Waiver	118

Section 16.6	Alternate Payment and Notice Provisions	118

Section 16.7	Taxes	118

Section 16.8	Conflict with TIA	120

Section 16.9	Effect of Headings and Table of Contents	120

Section 16.10	Successors and Assigns	120

Section 16.11	Separability of Provisions	120

Section 16.12	Benefits of Indenture	120

Section 16.13	Legal Holidays	120

Section 16.14	GOVERNING LAW; JURISDICTION; VENUE	120

Section 16.15	Counterparts	121

Section 16.16	Recording of Indenture	121

Section 16.17	Issuer Obligation	121

Section 16.18	No Bankruptcy Petition Against the Issuer	121

Section 16.19	No Joint Venture	122

Section 16.20	Rule 144A Information	122

Section 16.21	No Waiver, Cumulative Remedies	122

Section 16.22	Merger and Integration	122

Section 16.23	Rules by the Trustee	122

Section 16.24	Waiver of Trial by Jury	122

Section 16.25	Confidentiality	120

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MASTER TRUST INDENTURE, dated as of December 10, 2007, between BROOKE MASTER TRUST LLC, a Delaware limited liability company, as issuer (the “Issuer”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the “Trustee”) and agreed to and acknowledged by BROOKE WAREHOUSE FUNDING, LLC, a Delaware limited liability company (“BWF”) and BROOKE CREDIT CORPORATION, a Delaware corporation (“BCC”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Master Trust Indenture”).

WITNESSETH:

WHEREAS, the Issuer has duly executed and delivered this Master Trust Indenture to govern the issuance, from time to time, of one or more Series of Notes, issuable as provided in this Master Trust Indenture;

WHEREAS, such Series of Notes may be issued in respect of, and each Series of Notes secured by one or more Asset Pools of the Issuer, as provided in this Master Trust Indenture and further specified in the applicable Series Supplement;

WHEREAS, no such Series of Notes shall be issued in respect of and secured by an Asset Pool of the Issuer that is securing another Series of Notes; and

WHEREAS, all things necessary to make this Master Trust Indenture a legal, valid and binding agreement of the Issuer and the Trustee, enforceable in accordance with its terms, have been done, and the Issuer and the Trustee agree to do all the things necessary to make the Notes, when executed by the Issuer, authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for, and in consideration of, the promises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the benefit of all Noteholders and any Enhancement Provider, if applicable, and to the extent as to each as hereinafter provided, as follows:

GRANTING CLAUSE OF THIS MASTER TRUST INDENTURE

The Issuer hereby grants to the Trustee as of the Initial Closing Date, for the benefit of the Trustee, the Noteholders, each Enhancement Provider, if any (unless otherwise provided in the applicable Series Supplement), and any other Person to which any Issuer Obligations are payable (the “Secured Parties”), to secure the Issuer Obligations, a first priority perfected security interest in and lien upon, all of the Issuer’s right, title and interest in, to and under the following, in each case whether tangible or intangible, now or hereafter existing, or in which the Issuer now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Trust Estate”):

(a) all of the Issuer’s right, title and interest in, to and under all Loans and Related Security allocated to the Asset Pools and evidenced by any UCC financing statements filed by the Issuer against BWF under or in connection with the Purchase Agreements, including, without limitation, all other monies due and to become due under or in connection with any of the foregoing (whether in respect of principal, interest, fees, expenses, indemnities, or otherwise);

(b) all of the Issuer’s right, title and interest in, to and under the Purchase Agreements, including, but not limited to, the Issuer’s rights and interests under the following:

(i) the Purchase and Sale Agreement;

(ii) the Loan Purchase Agreement;

(iii) the Servicing Agreements and all other Transaction Documents (other than this Master Trust Indenture) now or hereafter in effect relating to the acquiring, servicing or processing of the Loans (collectively, the “Issuer Assigned Agreements”), including (1) all rights of the Issuer to receive monies due and to become due under or pursuant to the Issuer Assigned Agreements, (2) all rights of the Issuer to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Issuer Assigned Agreements, (3) the Issuer’s right of foreclosure as a lienholder of the property underlying the Loans owned by the Issuer, (4) all claims of the Issuer for damages arising out of or for breach of or default under the Issuer Assigned Agreements, and (5) the right of the Issuer to amend, waive or terminate the Issuer Assigned Agreements, to perform under the Issuer Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Issuer Assigned Agreements;

(iv) each Trust Account and all other bank and similar accounts and lock-boxes relating to the collection of the Loans and the Related Security and all funds at any time held therein or credited thereto or in such other accounts relating to the Loans and Related Security, and all investments made with funds relating to the Loans and the Related Security in the Trust Accounts and such other accounts and lock-boxes;

(c) all equipment, inventory, accounts, general intangibles, payment intangibles, instruments, investment property and any other financial assets, documents, chattel paper, goods, monies, letters of credit, letter of credit rights, certificates of deposit, deposit accounts and all other property and interests in property of the Issuer, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located;

(d) all proceeds of the foregoing property described in clauses (a), (b) and (c) above, including, without limitation, proceeds which constitute property of the type described in clauses (a), (b) and (c) above and, to the extent not otherwise included, all (i) payments under any insurance policy (whether or not the Trustee on behalf of the Secured Parties is the loss payee thereof), indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing and (ii) any and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Trust Estate;

(e) all Permitted Investments made at any time, and from time to time, with money in the Trust Accounts or any sub-account thereof (including income on such investments, unless otherwise specified in a Series Supplement);

(f) all additional property that may, from time to time, hereafter be granted and pledged by the Issuer or by anyone on its behalf under the Indenture (pursuant to the terms of any Series Supplement or otherwise), including the deposit with the Trustee or the Custodian of additional monies by the Issuer; and

(g) all proceeds, accessions, substitutions, rents and profits of any and all of the foregoing (including proceeds that constitute property of the types described in paragraph (f) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Trustee on behalf of the Secured Parties or any assignee or agent on behalf of the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Issuer Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Master Trust Indenture, all as provided in the Indenture.

The Trustee, for the benefit of the Secured Parties, hereby acknowledges such Grant, accepts the trusts under this Master Trust Indenture in accordance with the provisions of the Indenture and the lien on and security interest in the Trust Estate conveyed by the Issuer pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth, for the benefit of all Secured Parties, subject to Section 11.1 and Section 11.2 and agrees to perform its duties required in this Master Trust Indenture to the best of its ability to the end that the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:

“Accumulation Period” means, with respect to any Series of Notes, or any Class within a Series of Notes, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Loan Receivables are accumulated in an account for the benefit of the Noteholders of such Series, or a Class within such Series, in each case as defined with respect to such Series in the related Series Supplement and can be a Controlled Accumulation Period or the Rapid Accumulation Period.

“Additional Loan” means any Loan originated by BCC after the Initial Closing Date.

“Adverse Claim” means a Lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any

UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Lien or a Permitted Real Estate Encumbrance.

“Affected Party” has the meaning specified in Section 16.7.

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(A) to vote greater than 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or

(B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

For the avoidance of doubt, the following entities will not be deemed Affiliates of any Brooke Party: Falcon Mezzanine Partners II, LP; FMP II Co-Investment, LLC, and JZ Equity Partners, Plc.

“Agent” means any Transfer Agent and Registrar or Paying Agent.

“Aggregate Asset Pool Amount” means at any time and for each Asset Pool the Unpaid Principal Balance of the Loans in such Asset Pool at such time.

“Aggregate Series Collections” means for any Settlement Period, with respect to any Series of Notes, the sum of the Collections allocable to the Asset Pools of such Series of Notes for such Settlement Period.

“Allstate Agency Agreement” means an Allstate R3001 or R3001C Exclusive Agency Agreement between Allstate Insurance Company and a duly licensed insurance agent or insurance agency.

“Allstate Agent” means any duly licensed insurance agent or insurance agency that has entered into an Allstate Agency Agreement with Allstate Insurance Company.

“Allstate Commission Payment Agreement” means, with respect to each Allstate Loan, the commission payment agreement among Master Agent (as designee of BCC), the related Allstate Agent, and Allstate Insurance Company, pursuant to which Allstate Insurance Company has agreed to remit to the Master Agent a portion of the Sales Commissions due to the Allstate Agent.

“Allstate Insurance Company” means Allstate Insurance Company, an Illinois corporation, or any of its Affiliates.

“Allstate Loan” means a Loan made to an Allstate Agent.

“Allstate Receipts Trust Account” means that certain segregated trust account numbered 718359 maintained with The Bank of New York and in the name of the Master Agent to which Allstate Insurance Company deposits Sales Commissions with respect to the Allstate Loans that are payable to Master Agent pursuant to the Allstate Commission Payment Agreements.

“Allstate Subservicing Agreement” means the Amended and Restated Subservicing Agreement of even date herewith between Brooke Capital Corporation and the Servicer, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Amortization Commencement Date” means, with respect to a Series of Notes, (i) the earlier to occur of (1) the date on which a Pay Out Event for such Series has occurred or is deemed to have occurred pursuant to ARTICLE 9 or (2) the occurrence of an Event of Default or (ii) the start of an Amortization Period.

“Amortization Period” means, with respect to any Series of Notes, or any Class within a Series, the period following the Revolving Period (as defined in the applicable Series Supplement) which shall be the Controlled Amortization Period, the Principal Amortization Period or the Rapid Amortization Period, each as defined in the applicable Series Supplement.

“Applicants” has the meaning specified in Section 4.2(b).

“Asset Pool” means any portion of the Trust Estate allocated to a certain Series of Notes consisting of certain Eligible Loans and Related Security and defined as an Asset Pool in a Series Supplement and listed on the applicable Loan Schedule which, in each case, has been acknowledged by the Trustee and approved in writing by the Required Persons of this Series of Notes.

“Asset Pool Collections” means for any Settlement Period in respect of any Asset Pool the Collections received or allocable to such Asset Pool for such Settlement Period.

“Asset Pool Invested Amount” means, with respect to any Series of Notes and any Asset Pool the portion of the Invested Amount of such Series of Notes allocated to such Asset Pool; provided that the Asset Pool Invested Amount may be required to be reduced or increased as set forth in the related Series Supplement for such Series of Notes.

“Authorized Newspaper” means a newspaper of general circulation in the Borough of Manhattan, the City of New York printed in the English language (or, with respect to any Series, any additional city specified in the Series Supplement for such Series) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Backup Master Agent Servicing Agreement” means that certain Amended and Restated Backup Master Agent Servicing Agreement of even date herewith between the Backup Master Agent Servicer and the Master Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Backup Servicer” means Portfolio Financial Servicing Company, in its capacity as backup servicer under the Backup Servicing Agreement, and any successor being an Eligible Servicer and fulfilling the duties of the Backup Servicer.

“Backup Servicing Agreement” means the Amended and Restated Backup Servicing Agreement of even date herewith between the Backup Servicer, the Trustee, the Servicer and the Issuer, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Backup Servicing Fees” means the fees due and payable to the Backup Servicer pursuant to the Backup Servicing Agreement.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Bearer Notes” shall have the meaning specified in Section 2.1.

“Bearer Rules” means the provisions of the Code, in effect from time to time, governing the treatment of bearer obligations, including without limitation sections 163(f), 165(j), 871, 881, 1287(a), 1441, 1442 and 4701.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Issuer, BWF, BCC or any ERISA Affiliate of the Issuer, BWF or BCC is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“BCC Note and Warrant Purchase Agreement” means that certain Note and Warrant Purchase Agreement, dated as of October 31, 2006, by BCC and the certain purchasers party thereto, for Senior Secured Notes due April 30, 2013.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency or a Foreign Clearing Agency as described in Section 2.15; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Brooke Capital Advisors” means Brooke Capital Advisors, Inc., a Kansas company, and any successor thereto or assignee thereof.

“Brooke Capital Corporation” means Brooke Capital Corporation, a Kansas corporation and any successor thereto or assignee thereof, approved in writing by the Required Noteholders.

“Brooke Corporation” means Brooke Corporation, a Kansas corporation and any successor thereto or assignee thereof.

“Brooke Credit Corporation” or “BCC” means Brooke Credit Corporation, a Delaware corporation, and any successor thereto or assignee thereof, approved in writing by the Required Noteholders or otherwise permitted under Section 8.24(c).

“Brooke Insurance Agent” means any duly licensed insurance agent or insurance agency party to a Brooke Insurance Franchise Agreement and any permitted successor thereto or assignee thereof.

“Brooke Insurance CPA Fee” means, with respect to any Settlement Period, the fee payable to the Master Agent or to the Master Agent Servicer, as applicable, for services rendered with respect to the Brooke Insurance Loans during such Settlement Period pursuant to the related Collateral Preservation Agreements, which fee shall be equal to one-twelfth of 0.50% (50 basis points) per annum multiplied by the aggregate Unpaid Principal Balance of the Brooke Insurance Loans on the first day of such Settlement Period.

“Brooke Insurance Franchise Agreement” means a franchise agreement between Master Agent (as assignee of Brooke Capital Corporation) and a Brooke Insurance Agent in substantially the form attached hereto as Exhibit B (with appropriate state law modifications) or in such other form that (i) provides substantially the same or better protections to the Master Agent and does not adversely impact the collectibility of or the interest of the Secured Parties in the subject Loans (a copy of which revised form will be delivered to the Required Noteholders by BCC and with respect to which the Required Noteholders shall not have objected within sixty (60) days of receipt of a copy of such revised form) or (ii) the Required Noteholders may approve in writing, which approval will not be unreasonably withheld or delayed, pursuant to which the Master Agent is obligated to perform various services and the related Brooke Insurance Agent is obligated, among other things, to provide competent and qualified personnel for the sale, renewal, service and delivery of insurance policies.

“Brooke Insurance Loan” means any Loan made to a Brooke Insurance Agent that has entered into a Brooke Insurance Franchise Agreement with Master Agent (as assignee of the Brooke Capital Corporation).

“Brooke Officer’s Certificate” shall mean a certificate signed by any Responsible Officer of the Issuer, BWF, BCC (also in its capacity as Master Trust Administrator) or the Servicer, as the case may be, and delivered to the Trustee.

“Brooke Party” means the Issuer, BWF, BCC and the Master Agent Servicer and any of their respective Affiliates (in each case acting in any capacity in connection with the Transaction Documents).

“BWF” means Brooke Warehouse Funding, LLC, a Delaware limited liability company.

“Business Day” unless otherwise specified in a Series Supplement, means any day that DTC is open for business at its office in New York City and any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the States of New York, Kansas or Missouri, generally, New York City or Cincinnati, Ohio are authorized or obligated by law, executive order or governmental decree to be closed.

“Change of Control” means, as of any date, a transaction or series of transactions whereby (i) less than 100% of the equity interests in the Issuer (voting or otherwise) are directly owned by BWF or an Affiliate, unless approved in writing by the Required Persons of each Series in their sole discretion respectively, (ii) less than 100% of the equity interests in BWF are directly owned by

BCC or an Affiliate, unless approved in writing by the Required Persons of each Series in their sole discretion respectively, or (iii) Brooke Corporation ceases to own, free and clear of all Adverse Claims, all of the outstanding membership interests of Master Agent.

“Class” means, with respect to any Series, any one of the classes of Notes of that Series as specified in the related Series Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

“Clearstream Luxembourg” means Clearstream Banking, société anonyme.

“Closing Date” means the Initial Closing Date or any Series Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

“Collateral Interests” has the meaning, if any, with respect to any Series, specified in the related Series Supplement.

“Collateral Preservation Agreement” means, with respect to each Loan, the related collateral preservation agreement in substantially one of the forms attached hereto as Exhibits C-1, C-2, and C-3 pursuant to which Brooke Capital Corporation or Brooke Capital Advisors, as applicable, has agreed to preserve the collateral interest of BCC (and its assigns) in certain assets of the related Obligor in the event of such Obligator’s default on its obligations in respect of such Loan.

“Collateral Receipt” has the meaning set forth in the Custodial Agreement.

“Collection Account” has the meaning specified in Section 5.3(a).

“Collection Account Agreement” means the Amended and Restated Collection Account Agreement dated as of the date hereof, by and among the Collection Account Bank, the Issuer and the Trustee, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Collection Account Bank” means The Bank of New York or any successor bank that administers the Collection Account and is party to the Collection Account Agreement.

“Collection Account Bank Fees” means the fees due and payable to the Collection Account Bank pursuant to the Collection Account Agreement.

“Collection Period” means (i) the period commencing on the opening of business on the Initial Closing Date and ending on the Record Date for December 2007, and (ii) otherwise, the period commencing on the day after the last day of the preceding Collection Period and ending on the next Record Date.

“Collections” means, with respect to any Loan: (a) all funds that are received by BCC, the Issuer, BWF, the Master Agent Servicer, the Subservicer, or the Servicer in payment of any amounts owed in respect of such Loan, including, without limitation, all principal, interest, fees and all other charges with respect to such Loan and all Sales Commissions, prepayments, recoveries, investment earnings, insurance proceeds, fees, Liquidation Proceeds and other cash proceeds of such Loan or applied to amounts owed in respect of such Loan (including insurance payments and proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Loan and available to be applied thereon), (b) any amounts paid to or for the account of the Issuer, BWF or BCC pursuant to the terms of any Related Security, and (c) all other cash collections and other cash proceeds of the Trust Estate including any Related Security; provided, however, that, if not otherwise specified, the term “Collections” shall include any Investment Earnings and any other funds received with respect to the Trust Estate.

“Commission” means the Securities and Exchange Commission.

“Companion Series” means each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the outstanding principal balance of the Notes of such Series results in the increase of the outstanding principal balance of the Notes of such other Series, as described in the related Series Supplements, together with such other Series.

“Computer Tape” means the computer tape, list, electronic record or other compilation generated on behalf of the Issuer which provides information relating to the Loans and which is used by BWF, the Issuer and/or the Servicer to identify the Loans conveyed from BCC to BWF under the Purchase and Sale Agreement and the Loans conveyed by BWF to the Issuer under the Loan Purchase Agreement.

“Consolidation Receipts Trust Account” means that certain bank account numbered 144789 maintained with First National Bank & Trust and in the name of the Master Agent to which each Brooke Insurance Agent’s Sales Commissions deposited to each Receipts Trust Account are deposited.

“Contingent Liabilities” means, (a) with respect to the Issuer or BWF, any agreement, undertaking or arrangement by which either the Issuer or BWF guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person (the amount of the Issuer’s obligation under any Contingent Liabilities shall be deemed to be the maximum outstanding amount of the debt, obligation or other liability guaranteed thereby), and (b) with respect to BCC, liabilities that are contingent in nature which would be included as liabilities on the face of the balance sheet of BCC in accordance with GAAP.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Accumulation Period” means, with respect to any Series of Notes, a period specified, if any, in the applicable Series Supplement.

“Controlled Amortization Period” means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Master Trust Indenture is located at 101 Barclay Street, Floor 4W, New York, NY 10286, Fax No. 212-815 -3883, Attention: ABS Unit.

“Coupon” has the meaning specified in Section 2.1.

“Credit Adjustment” has the meaning specified in Section 5.4(b).

“Credit and Collection Policy” means (i) with respect to the Allstate Loans, the Brooke Credit Corporation Credit Policy for Allstate Captive Agency Lending, dated as of April 1, 2005, (ii) with respect to the Brooke Insurance Loans, the Brooke Credit Corporation Credit Policy Loan Program: Independent Insurance Agencies, dated as of December 1, 2003 and (iii) with respect to the Funeral Service Loans, the Brooke Credit Corporation Credit Policy for Funeral Home Financing, dated as of August 1, 2006, each as set forth in Exhibits D-1, D-2 and D-3 respectively.

“Credit Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to issuance of subordinated Notes, over-collateralization, a collateral interest, an insurance policy, a cash collateral guaranty or account, a letter of credit, a surety bond, a spread account, a reserve account or a yield enhancement account principally for the benefit of the Noteholders of such Series (or Noteholders of a Class within such Series) as designated in the applicable Series Supplement.

“Custodial Agreement” means the Amended and Restated Custodial Agreement dated as of the date hereof, between the Custodian, the Trustee, the Issuer and the Servicer, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Custodian” means Textron and any successor thereto or assignee thereof, approved in writing by the Required Persons of each Series in their sole discretion, in its capacity as Custodian under the Custodial Agreement.

“Custodian Fees” has the meaning specified in the Custodial Agreement.

“Custodian File” has the meaning specified in the Custodial Agreement.

“Customer Files” means, with respect to each Loan, all of the documents, information, data, correspondence and other books and records relating to customers of the related Obligor or policies or other products sold by or through such Obligor.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Loan” means any Loan as to which one or more of the following has occurred:

(A)	the related Obligor failed to make when due the first payment due thereunder;

(B)	ten percent (10%) or more of the payments due under such Loan remain unpaid 90 or more days past the original due date for such payment;

(C)	the payment terms of such Loan have been restructured or modified in any way for credit reasons after the date on which such Loan was transferred to BWF or to the Issuer (it being understood that Permitted Loan Modifications of the type described in clauses (A) through (F) of the definition thereof are not done for “credit reasons”);

(D)	such Loan has become a Liquidated Loan; or

(E)	such Loan has been assigned a rating of “fail” pursuant to the Credit and Collection Policy.

As used in this definition, the term “Loan” shall include any Loan that has been repurchased by BWF or BCC or for which BWF or BCC has made a substitution, pursuant to the terms of the respective Purchase Agreement if, within 60 days of such repurchase or substitution, such Loan becomes a Defaulted Loan or Delinquent Loan.

“Definitive Notes” has the meaning specified in Section 2.17.

“Delinquent Loan” means a Loan as to which any payment due under such Loan remains unpaid 30 or more days, but less than 90 days, past the original due date for such payment.

“Depository” shall have the meaning specified in Section 2.15.

“Depository Agreement” means, with respect to each Series, the agreement among the Issuer, the Trustee and the Clearing Agency or Foreign Clearing Agency, or as otherwise provided in the related Series Supplement.

“Determination Date” means, unless otherwise specified in the related Series Supplement, the 12th day of each calendar month, or if the 12th day is not a Business Day, the preceding Business Day.

“Dollars” and the symbol “$” mean the lawful currency of the United States.

“DTC” means The Depository Trust Company.

“Eligible Loan” means, with respect to any Series of Notes and any Asset Pool and at any time, a Loan that satisfies criteria specified in the related Series Supplement for such Asset Pool.

“Eligible Loan Balance” means, with respect to any Series of Notes and any Asset Pool at any time, the aggregate Unpaid Principal Balance of the Eligible Loans in such Asset Pool of such Series of Notes owned by or transferred to the Issuer at such time.

“Eligible Servicer” means any Person approved by the Required Noteholders in writing which, at the time of its appointment as a Servicer, (i) is servicing a portfolio of loans, (ii) is legally qualified and has the capacity to service the Loans, (iii) has demonstrated the ability professionally and competently to service a portfolio of loans similar to the Loans with reasonable skill and care, (iv) maintains investment grade ratings from each applicable Rating Agency and (v) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities or otherwise has available software which is adequate in the judgment of the Trustee to perform its duties and responsibilities under this Agreement.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided directly to the Noteholders of such Series of Notes pursuant to any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or any other similar arrangement.

“Enhancement Agreement” means any contract, agreement, instrument or document (other than a Series Supplement) governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Agreement Pay Out Event” means, with respect to any Series of Notes, any Pay Out Event under any Enhancement Agreement specified in the applicable Series Supplement, after giving effect to any applicable cure periods.

“Enhancement Invested Amount” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement, other than any Noteholders the Notes of which are subordinated to any class or Series of Notes.

“Enhancement Provider Default” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“ERISA Event” means any of the following: (i) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (ii) the receipt by such Person or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (iii) the incurrence by such Person or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (iv) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (v) the incurrence by such Person or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or (vi) the receipt by such Person or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from such Person or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(A)	a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, conservator, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(B)	such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning specified in Section 2.17.

“Existing Loan” means any Loan originated by BCC on or before the Initial Closing Date.

“Expected Final Payment Date” means, with respect to any Series of Notes, the date, if any, stated in the applicable Series Supplement as the date on which such Series of Notes is expected to be paid in full.

“FDIC” means the Federal Deposit Insurance Corporation.

“Fitch” means Fitch, Inc. and its successors and assigns.

“Finance Charges” means, with respect to any Loan, any interest, late charges, fees and other amounts owing by an Obligor with respect to the related Loan Documents.

“Foreign Clearing Agency” means Clearstream Luxembourg and Euroclear.

“Funeral Home” means any Obligor under a Funeral Service Loan that is not a party to a franchise agreement with Brooke Capital Corporation or any of its Affiliates.

“Funeral Home CPA Fee” means, with respect to any Settlement Period, the fee payable to Brooke Capital Advisors (or to Johnson Consulting Group, Inc.) for services rendered with respect to the Funeral Service Loans during such Settlement Period pursuant to the related Collateral Preservation Agreements, which fee shall be equal to the product of one-twelfth of 1.00% (100 basis points) multiplied by the aggregate Unpaid Principal Balance of the Funeral Service Loans on the first day of such Settlement Period.

“Funeral Service Loan” means any Loan made to an Obligor that is a Funeral Home.

“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended provided, however, that, for purposes of determining compliance with the terms of the Indenture, if the implementation of any modification or pronouncement relating to such generally accepted accounting principles shall be objected to by the Issuer or the Servicer, prior to its implementation and, solely to the extent that the Servicer has received the prior written consent of the Required Persons with respect to each Series, “GAAP” shall not be modified thereby.

“Global Note” has the meaning specified in Section 2.18.

“Governmental Authority” means the United States of America or foreign sovereign state, any state or other political subdivision thereof, any agency, department or instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the foregoing.

“Grant” means the Issuer’s grant of a lien on and security interest in, to and under the Trust Estate as set forth in the Granting Clause of this Master Trust Indenture.

“Group” means with respect to any Series, the group of Series in which the related Series Supplement specifies that such Series shall be included.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register and, if applicable, the Holder of any Bearer Note or Coupon, as the case may be, or such other Person deemed to be a Holder or Noteholder in any related Series Supplement. Notwithstanding anything to the contrary contained here, in the event that the Noteholders under any Series shall have received all principal, interest and other sums owing to such Noteholders under the Notes and the other Transaction Documents and any sums shall be due to any Enhancement Providers under such Series, then such Enhancement Providers shall be deemed to be the Holders of such Notes for all purposes hereof.

“Indebtedness” of any Person means, without duplication:

(A)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(B)	all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(C)	all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

(D)	all obligations of such Person to pay the deferred purchase price of property;

(E)	all obligations secured by an Adverse Claim (other than Permitted Liens or Permitted Real Estate Encumbrances) upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and

(F)	all Contingent Liabilities of such Person in respect of any of the foregoing.

“Indenture” means this Master Trust Indenture, together with all Series Supplements, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Termination Date” has the meaning specified in Section 13.1.

“Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, BWF, BCC and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, BWF, BCC or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, BWF, BCC or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Accountants” means, Summers, Spencer & Callison or another firm of independent certified public accountants selected by BCC and approved by the Required Noteholders (which approval may not be unreasonably withheld).

“Independent Certificate” means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 16.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Master Trust Indenture and that the signer is Independent within the meaning thereof.

“Initial Closing Date” means December 10, 2007.

“Initial Invested Amount” means, with respect to any Series of Notes, the amount stated in the related Series Supplement.

“Interest Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Invested Amount” means at any time and with respect to any Series of Notes the Unpaid Principal Balance of such Notes.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts (except if otherwise provided with respect to any Series Account in the related Series Supplement).

“Investor Account” means each of the Payment Accounts.

“Issuer” has the meaning specified in the preamble of this Master Trust Indenture.

“Issuer Assigned Agreements” has the meaning set forth in the Granting Clause of this Master Trust Indenture.

“Issuer Interest” means at any time and with respect to each Series of Notes, an amount equal to the sum of each Aggregate Asset Pool Amount of the Asset Pools of such Series of Notes minus the Invested Amount of such Series of Notes at such time.

“Issuer Obligations” means all principal and interest, at any time and from time to time, owing by the Issuer on the Notes and all costs, fees and expenses and other amounts owing or payable by, or obligations of, the Issuer under the Indenture and/or the Transaction Documents.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Trustee.

“Issuer Pay Out Event” with respect to all Series of Notes, has the meaning specified in ARTICLE 9.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender Protection Addendum” means a “Lender Agreement Addendum Regarding Lender Protection” entered into by Master Agent (or Brooke Capital Corporation as its predecessor) and a Brooke Insurance Agent in substantially the form attached hereto as Exhibit G or such other form as the Required Noteholders may approve in writing (such approval not to be unreasonably withheld or delayed).

“Legal Final Payment Date” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“LIBO Rate” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Liquidation Event” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“Liquidated Loan” means any Loan that (i) the Servicer has determined to charge-off in accordance with the Servicing Policy and Procedures or that should have been so charged-off in accordance therewith or (ii) has been liquidated through the sale of the related Loan Collateral.

“Liquidation Proceeds” means, with respect to a Liquidated Loan, all amounts realized with respect to such Liquidated Loan net of (i) reasonable out-of-pocket expenses incurred by the Servicer in connection with the collection thereof and the repossession and disposition of the related Loan Collateral and (ii) amounts that are required to be refunded to the Obligor on such Liquidated Loan; provided, however that the Liquidation Proceeds with respect to any Liquidated Loan shall in no event be less than zero.

“Loan” means, every Loan included in the Schedule of Loans, including without limitation, all Allstate Loans, Existing Loans, Brooke Insurance Loans, Funeral Service Loans, and all rights and obligations under such Loan, whether constituting an account, chattel paper, instrument, investment property or general intangible, and including, without limitation, the obligation of any related Obligor to pay any Finance Charges with respect thereto; provided that, except as otherwise expressly provided herein, the term “Loan” shall exclude any Loan that has been released from the Trust Estate pursuant to Section 2.13 hereof.

“Loan Agreement” means a loan agreement entered into by and between BCC and an Obligor in substantially the form attached hereto as Exhibits F-1, F-2 and F-3 or in such other form that (i) the Subservicer certifies to the Required Noteholders to provide substantially the same or better protections to BCC and does not adversely impact the collectibility of or the interest of the Trustee for the benefit of the Noteholders and the other Secured Parties in the subject Loans (a copy of which revised form will be delivered to the Trustee by BCC and with respect to which the Required Noteholders shall not have objected within sixty (60) days of receipt of a copy of such revised form) or (ii) the Required Noteholders may approve in writing (which approval will not be unreasonably withheld).

“Loan Collateral” means, with respect to any Loan, all of the property of the related Obligor in which a Lien has been granted to secure such Loan.

“Loan Collateral Market Value” means, at any time with respect to any Loan, the value of the related Loan Collateral, as most recently determined by the Subservicer in accordance with the Credit and Collection Policy based on (i) in the case of a Brooke Insurance Loan, BCC’s analysis of weighted Sales Commissions and account durability; (ii) in the case of an Allstate Loan, the historical EBITDA of the relevant agency business (with the Loan Collateral Market Value not exceeding five (5) times such historical EBITDA) and (iii) in the case of a Funeral Service Loan, the lesser of (x) five (5) times the historical EBITDA of the related Funeral Home or (y) the market value of such Funeral Home as determined by an independent third-party appraiser; provided, that if the Required Noteholders shall reasonably determine that such valuation was not made in accordance with the Credit and Collection Policy, then the Loan Collateral Market Value with respect to such Loan shall be determined by the Required Noteholders acting in their good faith discretion, which determination shall be conclusive and binding absent manifest error.

“Loan Documents” means, with respect to any Loan, collectively, (i) the executed original counterpart of the Loan that constitutes “tangible chattel paper” or an “instrument” for purposes of Article 9 of the UCC and, with respect to each instrument, an allonge duly endorsing such instrument in blank or to the Trustee for the benefit of the Noteholders, (ii) the related Loan Agreement, (iii) if such Loan is a Brooke Insurance Loan, the related Brooke Insurance Franchise Agreement, (iv) if such Loan is a Brooke Insurance Loan, the related Lender Protection Addendum, (v) the related Customer Files, if any, (vi) if such Loan is an Allstate Loan, the related Allstate Commission Payment Agreement, (vii) the related Collateral Preservation Agreement, (viii) the related Security Agreement and the related financing statement in substantially the form attached to Exhibit H, (ix) if such Loan is a Funeral Servicer Loan, the related Mortgage (if any), (x) any related Insurance Agreements (to the extent that such Insurance Agreements apply to such Loan) and all other insurance policies maintained by Master Agent or any Affiliate thereof or any Brooke Insurance Agent, including without limitation all professional errors and omissions policies, (xi) all guarantees relating to such Loan and (xii) all other instruments, documents and agreements executed and/or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Loan Purchase Agreement” means the Loan Purchase Agreement, dated as of the date hereof, among BWF and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Loan Schedule” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“Loan Transfer” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“Luxembourg Agent” is defined in Section 2.3.

“Master Agent” means Brooke Agency Services Company LLC, a Delaware limited liability company and any successor thereto, approved in writing by Required Noteholders.

“Master Agent Security Agreement” means the Amended and Restated Master Agent Security Agreement, dated as of the date hereof, between Master Agent and the Master Agent Trustee, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Master Agent Servicer” means Brooke Capital Corporation, a Kansas Corporation, in its capacity as master agent servicer under the Master Agent Servicing Agreement, and any successor thereto in such capacity.

“Master Agent Servicing Agreement” means the Amended and Restated Master Agent Servicing Agreement, dated as of the date hereof, by and between Master Agent and the Master Agent Servicer, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Master Agent Trustee” means The Bank of New York its capacity as master agent trustee under the Master Agent Security Agreement, and any successor thereto in such capacity.

“Master Receipts Trust Account” means that certain trust account numbered 718354 maintained with The Bank of New York and owned by the Master Agent to which all Sales Commissions deposited to the Receipts Trust Accounts and the Consolidation Receipts Trust Account are deposited.

“Master Trust Administrator” means, initially, BCC and any successor thereto, approved in writing by the Required Noteholders, which, in this capacity, shall be acting on behalf of the Issuer as provided in this Master Trust Indenture and the other Transaction Documents.

“Master Trust Administrator Default” has the meaning ascribed to it in Section 12.4 of this Master Trust Indenture.

“Master Trust Administrator Fee” means, the fee payable to the Master Trust Administrator for all services rendered by the Master Trust Administrator with respect to this Master Trust Indenture and any other Transaction Document, which initially shall be an annual amount equal to $3,000 which shall be allocated in accordance with Section 12.8.

“Master Trust Indenture” means this Master Trust Indenture, dated as of December 10, 2007, between the Issuer and the Trustee, and agreed to and acknowledged by the Servicer, BCC and BWF as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, exclusive of any Series Supplements.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(A)	the business, financial condition, operations or prospects of the Issuer, BWF, BCC or the Master Agent Servicer (as the context requires);

(B)	the ability of the Issuer, BWF, the Subservicer, the Servicer, BCC or the Master Agent Servicer (as the context requires) to perform its obligations under any Transaction Document to which it is a party;

(C)	the validity, enforceability, or collectibility of any Transaction Document;

(D)	the status, existence, perfection, priority, or enforceability of any Lien granted to the Trustee for the benefit of the Secured Parties pursuant to the Transaction Documents; or

(E)	the validity, enforceability or collectibility of any Loan with an Unpaid Principal Balance in excess of $100,000 (or the Loan Documents relating to such Loan).

“Maturity Date” shall have, with respect to any Series of Notes, the meaning specified in the related Series Supplement.

“Minimum Issuer Interest” shall have the meaning specified in each Series Supplement.

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form attached in the relevant Series Supplement.

“Moody’s” means Moody’s Investors Service, and its successors and assigns.

“Mortgage” means a mortgage, deed of trust or other instrument creating a Lien on any real property securing a Loan.

“Mortgaged Property” means the underlying real property or properties securing a Mortgage Loan.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001 (a)(3) of ERISA with respect to which BCC, BWF, the Issuer or any ERISA Affiliate of BCC, BWF, or the Issuer is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“New Series Issuance” means any issuance of a new Series of Notes pursuant to Section 2.1.

“New Series Issuance Date” shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.1.

“New Series Issuance Notice” shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.1.

“Non-United States Person” means a Person that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code).

“Non-U.S. Person” means a person who is not a “U.S. Person” as such term is defined in Regulation S under the Securities Act.

“Note Interest” means interest payable in respect of the Notes of any Series pursuant to the Series Supplement for such Series.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

“Note Principal” means the principal payable in respect of the Notes of any Series pursuant to ARTICLE 5 and/or the Series Supplement for such Series.

“Note Rate” means, with respect to any Series of Notes (or, for any Series with more than one Class, for each Class of such Series), the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to subsection Section 2.5, providing for the registration of the Notes and transfers and exchanges thereof.

“Notes” means any one of the notes (including, without limitation, the Bearer Notes, the Registered Notes, the Global Notes or the Definitive Notes) issued by the Issuer, executed and authenticated by the Trustee or the authenticating agents appointed by the Trustee, substantially in the form (or forms in the case of a Series with multiple classes) of the note attached to the related Series Supplement or such other obligations of the Issuer deemed to be a “Note” in any related Series Supplement.

“Notice Persons” means, with respect to any Series of Notes, the Persons identified as such in the applicable Series Supplement.

“Obligor” means, with respect to any Loan, the Person or Persons directly or indirectly obligated to make payments with respect to such Loan, including any guarantor thereof.

“OC Lender” means any lender or other credit provider that has entered into an OC Loan Facility with BCC and such lender or credit provider agrees to be bound, with respect to the collateral securing such OC Loan Facility, by the same or more restrictive covenants than those set forth in Exhibit J.

“OC Loan Facility” means any loan or other credit facility entered into by an OC Lender with BCC, which loans or credit facility is secured, either directly or indirectly (among other things) all or a portion of the membership interest in BWF.

“Officer’s Certificate” means a certificate signed by any Responsible Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 16.1 and TIA Section 314(c), and delivered to the Trustee. Unless otherwise specified, any reference in this Master Trust Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel to the Issuer, BWF, BCC, or the Servicer who (except in the case of opinions regarding matters of organizational standing, power and authority, conflict with organizational documents, conflict with agreements other than Transaction Documents, qualification to do business, licensure and litigation or other proceedings) shall be external counsel, satisfactory to the Required Noteholders, which opinions shall comply with any applicable requirements of Section 16.1 and TIA Section 314, and shall be in form and substance satisfactory to the Required Noteholders, and shall be addressed to the Trustee for the benefit of the Noteholders and the other Secured Parties. An Opinion of Counsel may, to the extent same is based on any factual matter, conclusively rely on an Officer’s Certificate or a Brooke Officer’s Certificate as to the truth of such factual matter.

“Other Taxes” has the meaning specified in Section 16.7.

“Paying Agent” means any paying agent appointed pursuant to Section 2.6 and shall initially be the Trustee.

“Payment Account” shall have the meaning specified in Section 5.3(b).

“Payment Date” means, with respect to each Series, the dates specified in the related Series Supplement.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Pay Out Event” shall have the meaning set forth in ARTICLE 9.

“Permitted Liens” means such Liens that (a) are subordinate to the Liens granted to the Secured Parties, (b) arise from any Adverse Claim for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that (i) are not yet due and payable or as to which any applicable grace period has not expired or (ii) are being contested in good faith by proper proceedings and for which adequate reserves have been established, (c) in the case of a Loan, are subordinate to the Lien of BCC, BWF, or the Issuer or are subject to an intercreditor agreement, or (d) are otherwise not material and have been approved by the Servicer in accordance with the Credit and Collection Policy.

“Permitted Investments” means one or more of the following types of financial assets: (a) direct obligations of the United States of America, or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one (1) year or less, (b) agency mortgage backed securities or agency collateralized mortgage obligations, (c) commercial paper rated “A-1” or better by S&P or “P-1” by Moody’s, (d) money market mutual funds (including those owned or managed by the Trustee) the underlying assets of which consist exclusively of financial assets which would otherwise be “Permitted Investments” under this definition, or (e) purchase and sale agreements covering financial assets that would otherwise be “Permitted Investments” hereunder and which subject such assets to a first priority perfected security interest granted by the seller, and certificates of deposit or bankers’ acceptances, in each case having a maturity of one (1) year or less and issued by Persons having the short-term ratings described in clause (c) above; provided, however, that, the maturity of any such Permitted Investment shall in no event be later than any Maturity Date.

“Permitted Loan Modification” means, with respect to any Loan other than a Defaulted Loan:

(A)	the assignment and delegation by an Obligor who is a natural Person to, and the assumption by, a Person that is an entity formed for the purpose of becoming the obligor under such Loan (which entity is owned by such assigning Obligor) of all of such assigning Obligor’s right, title, interest and obligations under such Loan and all related Loan Documents, provided that such natural Person executes a personal guaranty of all of the obligations of such assignee under such Loan Documents; or

(B)	(i) the release of a guarantor from its obligations under its guaranty of such Loan in connection with the sale of all of its right, title and interest in the related Obligor to a co-guarantor of such Loan, provided that such co-guarantor is a Qualified Replacement Guarantor and has entered into a personal guaranty of such Loan or (ii) the release of a guarantor from its obligations under its guaranty of such Loan in connection with the sale of all of such its right, title and interest in the related Obligor to a Person that is not a guarantor of such Loan, provided that such Person is a Qualified Replacement Guarantor and has entered into a personal guaranty of such Loan; or

(C)	(i) an increase in the scheduled monthly payment amount for such Loan as a result of an increase in the interest rate on such Loan or (ii) a decrease in the scheduled monthly payment amount for such Loan as a result of a decrease in the interest rate on such Loan; or

(D)	the authorization of a change in the office location of the Obligor of such Loan provided that such change in such office location will not result in such Loan not being an Eligible Loan; or

(E)

(i) the release of all or substantially all of the Loan Collateral for such Loan in connection with the sale of all or substantially all of such Loan Collateral if, and only if, the proceeds of such sale are concurrently applied to the payment in full of the Unpaid Principal Balance of such Loan and all other amounts outstanding under the Loan Documents or (ii) the release of a portion of the Loan Collateral for such Loan in connection with the sale thereof if, and only if, the proceeds of such sale are concurrently applied to reduce the Unpaid Principal Balance of such Loan; but (x) after giving effect to such release, the ratio of the remaining Unpaid Principal Balance of such Loan to the Sales Commissions with respect to such Loan is at least equal to such ratio immediately prior to such release and (y) the aggregate Unpaid Balance of all Loans (calculated as of the dates of the related releases) being repaid in connection with all releases of the type referred to in clause (ii) above shall not exceed 7.5% of the aggregate Unpaid Principal Balance of all Loans as of the date of such release; or

(F)	following the application of a principal prepayment in excess of five percent (5%) of the Unpaid Principal Balance of such Loan, calculating and effecting a new monthly payment schedule reflecting such principal application and the re-amortization of the remaining principal balance over the remaining amortization period;

but, except to the extent specifically authorized in clauses (A) through (F) above, with respect to any Loan other than a Defaulted Loan:

(G)	In no event may a Loan be extended for more than 30 days during any calendar year;

(H)	In no event may a Loan be extended more than 3 months over the life of such Loan;

(I)	In no event may the Unpaid Principal Balance of a Loan be reduced; and

(J)	The Servicer shall not amend or modify a Loan (except as provided in Section 2.2 of the Servicing Agreement) without the written consent of the Required Persons of the Series of Notes to which Asset Pools such Loan belongs.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Portfolio Financial Servicing Company” means Portfolio Financial Servicing Company, a Delaware corporation.

“Potential Pay Out Event” means any occurrence that is, or with notice or lapse of time or both would become, a Pay Out Event.

“Principal Amortization Period” means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

“Principal Balance” means, with respect to any Loan, as of any date, the sum of (i) aggregate amount advanced to or on behalf of the Obligor by BCC under the applicable Loan Document before transfer to BWF, plus (ii) any accrued but unpaid fees and interest under any Loan Document on or prior to such date, minus (iii) that portion of all amounts received by the Servicer with respect to such Loan on or prior to such date and allocable to principal in accordance with the terms of such Loan, and minus (iv) any amount set off, reduced or cancelled in respect of such Loan due to any claim by the related Obligor against BCC, BWF, the Issuer or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction).

“Principal Loan Receivables” means the principal portion of the Loans (other than Defaulted Loans), excluding any Recoveries and any accrued and unpaid Finance Charges.

“Principal Terms” has the meaning with respect to any Series issued pursuant to a New Series Issuance specified in Section 2.2(c).

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreements” means the Purchase and Sale Agreement and the Loan Purchase Agreement, each individually a “Purchase Agreement” and collectively the “Purchase Agreements”.

“Purchase and Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof, among BCC and BWF, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Qualified Institution” means a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof or the District of Columbia, which either (a) has corporate trust powers and at all times has a certificate of deposit rating of P-1 by Moody’s and of A-1 by Standard & Poor’s or a long-term unsecured debt obligation rating of at least A3 by Moody’s and at least A- by Standard & Poor’s and deposit insurance provided by either the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”), each administered by the FDIC, or (b) at all times has a certificate of deposit rating of at least P-1 by Moody’s and A-1+ by Standard & Poor’s or a long-term unsecured debt obligation rating of at least Aa3 by Moody’s and of at least AA- by Standard & Poor’s and deposit insurance as required by the FDIC or (c) a depository institution, which may include the Trustee, which is acceptable to the Rating Agency.

“Qualified Replacement Guarantor” means a Person seeking to assume all obligations pursuant to a personal guaranty of a Loan and whom: (a) with respect to any Brooke Insurance Loan or Allstate Loan, (i) has a valid current insurance agent’s license, (ii) has three or more years of insurance experience, and (iii) has not been subject to disciplinary action by any state or federal regulator which resulted in a material monetary fine or suspension of a professional license; and (b) with respect to any Loan, (i) has a net worth equal to or in excess of the net worth of the guarantor such Person seeks to replace, and (ii) otherwise generally meets the Subservicer’s underwriting guidelines.

“Rapid Accumulation Period” means, with respect to any Series of Notes, a period specified, if any, in the applicable Series Supplement.

“Rapid Amortization Period” means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

“Rating Agency” means Moody’s, Fitch, Standard and Poor’s or any other rating agency or agencies, if any, selected by the Issuer with the consent of the Required Noteholders, to rate all or a portion of such Series of Notes or any Class thereof, as specified in the related Series Supplement, at the request of the Issuer.

“Rating Agency Condition” means, unless otherwise provided in a Series Supplement, with respect to any action requiring rating agency approval or consent, that each Rating Agency rating any Series shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any outstanding Series or Class thereof with respect to which it is a Rating Agency. Satisfaction of the Rating Agency Condition shall be an expense of the Issuer unless otherwise provided herein or in any Series Supplement.

“Receipts Trust Account” has the meaning specified in the Master Agent Security Agreement.

“Receipts Trust Agreement” means that certain Receipts Trust Agreement dated November 1, 2003 between the Master Agent and First National Bank and Trust of Phillipsburg, Kansas, as trustee, in substantially the form attached hereto as Exhibit I (or such other form as the Required Noteholders may approve in writing (such approval not to be unreasonably withheld or delayed)).

“Record Date” means, unless otherwise specified in the applicable Series Supplement, with respect to any Series of Notes and any Payment Date, the last day of each calendar month.

“Records” means all Loan Documents, Brooke Insurance Franchise Agreements and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software (to the extent permitted by any applicable licenses) and related property and rights) directly related to the Loans or the servicing thereof.

“Recoveries” means all amounts or payments received by the Servicer (or the Subservicer) with respect to Loans which have previously become Defaulted Loans, net of reasonable expenses of collection.

“Redemption Date” means (a) in the case of a redemption of the Notes pursuant to Section 15.1, the Payment Date specified by the Master Trust Administrator on behalf of the Issuer pursuant to Section 15.1 or (b) the date specified for a Series pursuant to redemption provisions of the related supplement.

“Redemption Price” means in the case of a redemption of the Notes pursuant to Section 15.1, an amount equal to the unpaid principal amount of the then outstanding principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date and any other amounts due to Noteholders.

“Registered Notes” has the meaning specified in Section 2.1.

“Related Security” means with respect to any Loan:

(A)	the Custodian Files and other Records relating to such Loan;

(B)	the Loan Collateral securing such Loan;

(C)	any and all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Loan;

(D)	all guarantees, indemnities, warranties, letters of credit, escrow accounts, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of the such Loan;

(E)	all insurance proceeds or Liquidation Proceeds from such Loan; and

(F)	all proceeds of the foregoing.

“Removed Loans” means any Loan which is purchased or repurchased by BCC or BWF, respectively, pursuant to the terms of the Purchase Agreements or this Master Trust Indenture.

“Required Noteholders” means at least two (if there are more than one) Holders of Notes in the VFN Series, voting together without regard to Class or Series, representing in excess of 66% of the aggregate Maximum Funded Amount (as defined in the applicable Note Purchase Agreement) of all Noteholders in the VFN Series, and the Holders of Notes of all other Series, voting together without regard to Class or Series, representing in excess of 66% of the aggregate principal balance of all Notes in such other Series outstanding.

“Required Persons” means, with respect to any Series of Notes, the Persons identified as such in the applicable Series Supplement.

“Requirements of Law” means, as to any Person, the organizational documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Period” means with respect to any Series of Notes, the meaning designated as the “Restricted Period” if any, in the related Series Supplement.

“Revolving Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Sales Commissions” means (i) with respect to any Brooke Insurance Loan, all of the related Franchise Agent’s right, title and interest in the “Sales Commissions” as such term is defined in the related Brooke Insurance Franchise Agreement, (ii) with respect to any Allstate Loan, all commissions to which the related Allstate Agent is entitled pursuant to the applicable Allstate Agency Agreement and (iii) with respect to any Funeral Service Loan, all of the related Funeral Home’s right, title and interest in the “Insurance Sales Commissions” as such term is defined in the related Loan Agreement.

“Schedule of Loans” has the meaning specified in the Purchase Agreements.

“Scheduled Payment Date” shall have the meaning, with respect to any Series of Notes, if any, in the related Series Supplement.

“Secured Parties” is defined in the Granting Clause of this Master Trust Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a security agreement entered into by and between BCC and an Obligor in substantially the form attached to Exhibit H or in such other form that (i) the Servicer (or the Subservicer) certifies to the Trustee and the Noteholders to provide substantially the same or better protections to BCC and does not adversely impact the collectibility of or the interest of the Secured Parties in the subject Loans (a copy of which revised form will be delivered to the Trustee by BCC and with respect to which the no Notice Persons of any Series shall have objected within sixty (60) days of receipt of a copy of such revised form) or (ii) the Required Persons of each Series, may approve in writing, which approval will not be unreasonably withheld.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of the related Series.

“Series Allstate CPA Fee” means, with respect to any Series of Notes and any Settlement Period, the fee payable to the Servicer or to the Subservicer, as applicable, for services rendered with respect to the Allstate Loans during such Settlement Period pursuant to the related Collateral Preservation Agreements, which fee shall be equal to the Series Allstate CPA Fee Rate multiplied by the aggregate Unpaid Principal Balance of the Allstate Loans in the Asset Pools of such Series of Notes on the first day of such Settlement Period.

“Series Allstate CPA Fee Rate” is defined, with respect to any Series of Notes, in the respective Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Cut-Off Date” means the date, if any, specified in a Series Supplement with respect to any Series of Notes.

“Series of Notes” or “Series” means any series of Notes issued and authenticated pursuant to the Master Trust Indenture and a related Series Supplement, which may include within any Series multiple Classes of Notes, one or more of which may be subordinated to another Class or Classes of Notes.

“Series Pay Out Event” has the meaning, with respect to any Series of Notes, specified in the related Series Supplement.

“Series Servicing Fee” means, with respect to any Series of Notes and as of any Settlement Date, an amount equal to the product of (i) the Series Servicing Fee Rate and (ii) the Unpaid Principal Balance of the Loans of the Asset Pools of such Series of Notes as of the Record Date for the Collection Period immediately preceding such Settlement Date.

“Series Servicing Fee Rate” is defined, with respect to any Series of Notes, in the respective Series Supplement.

“Series Supplement” means a supplement to the Master Trust Indenture complying with the terms of Section 2.2(b) of the Master Trust Indenture.

“Series Temporary Regulation S Global Note” means, with respect to any Series of Notes, the notes designated as such, if any, in the related Series Supplement.

“Series Termination Date” means, with respect to any Series of Notes, the date specified as such in the applicable Series Supplement.

“Series Transfer Date” shall mean, unless otherwise specified in the related Series Supplement, with respect to any Series, the Business Day immediately prior to each Payment Date.

“Servicer” means Textron, in its capacity as servicer pursuant to the Servicing Agreement, and any successor thereto in such capacity.

“Servicer Termination Event” has the meaning set forth in Section 6.1 of the Servicing Agreement.

“Servicer’s Certificate” means, for each Series of Notes, a certificate, completed by and executed on behalf of the Servicer, furnished to the Trustee by the Servicer on the Business Day immediately preceding each Settlement Date in the form as specified in the related Series Supplement.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of the date hereof, by and among the Issuer, the Servicer, the Subservicer and the Trustee; as the same may be further amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Servicing Policy and Procedures” has the meaning set forth in the Servicing Agreement.

“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

“Settlement Date” means with respect to any Series for any Settlement Period, (i) prior to the Maturity Date of such Series, the 15th day of each calendar month (or the next succeeding Business Day if such day is not a Business Day) beginning with January 15, 2008 and (ii) on and after the Maturity Date of such Series, each day selected from time to time by the Required Persons of such Series (it being understood that the Required Persons of such Series may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the date specified in clause (i) above.

“Settlement Period” means with respect to any Series, (a) initially, the period commencing on the Closing Date and ending on the last day of the calendar month, and (b) thereafter, (i) prior to the Maturity Date of such Series, each successive period commencing on the first day of the calendar month and ending on the last day of such calendar month and (ii) on and after the occurrence of the Amortization Commencement Date, such period (including a period of one day) as shall be selected from time to time by the Required Persons for such Series or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

“Shared Collections” has the meaning specified in Section 5.4(d) hereof.

“Shared Collection Suspension Event” has the meaning specified in Section 5.4(d) hereof.

“Shared Collection Reinstatement Event” has the meaning specified in Section 5.4(d) hereof.

“Subservicer” means BCC, in its capacity as subservicer under the Subservicing Agreement, and any successor thereto in such capacity.

“Subservicer Default” has the meaning specified in Section 4 of the Subservicing Agreement as “Events of Default by BCC”.

“Subservicing Agreement” means the Amended and Restated Subservicing Agreement of even date herewith between the Subservicer and the Servicer, as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Subsidiary” means, with respect to a corporation, limited liability company, partnership or other similar business entity, another corporation, limited liability company, partnership or similar business entity of which it owns at least a majority of all shares, options, warrants, general or partnership interests or other equivalent interests (regardless of how designated) of or in the corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined under the Exchange Act).

“Summers, Spencer & Callison” means Summers, Spencer & Callison CPAs, Chartered, a certified public accounting firm.

“Tax Opinion” shall mean with respect to any action or event, an Opinion of Counsel, in form and substance satisfactory to the relevant Required Persons (which, where otherwise unspecified, shall mean the Required Persons with respect to each outstanding Series), and addressed to the Trustee, to the effect that, for United States federal income tax purposes (a) such action or event will not adversely affect the tax characterization of Notes of any outstanding Series or Class of Notes as debt, (b) such action or event will not give rise to a taxable event for any Secured Party or the Issuer and (c) such action or event will not cause the Issuer or any portion thereof to be treated as a “taxable mortgage pool” (as defined in Section 7701(i) of the Code and the regulations thereunder). Where such action or event is the issuance of an additional Series or Class of Notes, such Opinion of Counsel shall also conclude that the Notes of such additional Series or Class will be treated as debt for United States federal income tax purposes.

“Taxes” has the meaning specified in Section 16.7.

“Textron” means Textron Business Services, Inc., a Delaware corporation.

“The Bank of New York”, means The Bank of New York, a New York banking corporation

“Title IV Plan” shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that the Issuer. BWF, BCC or an ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Transaction Documents” means, collectively, this Master Trust Indenture, any Series Supplement, the “Note Purchase Agreement” for each Series, the Notes for each Series, the Purchase and Sale Agreement, the Loan Purchase Agreement, the Servicing Agreement, the Master Agent Servicing Agreement, the Master Agent Security Agreement, the Subordination Agreement, the Intercreditor Agreement, the Performance Guaranty, the Letter Agreement, the Subservicing Agreement, the Backup Servicing Agreement, the Backup Master Agent Servicing Agreement, each Trust Account Intercreditor Agreement, the Collection Account Agreement, any Enhancement Agreement, if any, and all other instruments, documents and agreements executed in connection with any of the foregoing to which any Brooke Party is a party and any agreements of the Issuer relating to the issuance or the purchase of any of the Notes. The Transaction Documents executed by any party are referred to herein as “such party’s Transaction Documents,” “its Transaction Documents” or by a similar expression.

“Transfer Agent and Registrar” shall have the meaning specified in Section 2.5 and shall initially be the Trustee.

“Trust Accounts” means, collectively, the Collection Account, Consolidation Receipts Trust Account, the Allstate Receipts Trust Account and the Master Receipts Trust Account.

“Trust Account Control Agreement” means, with respect to any Trust Account, an agreement in substantially the form attached hereto as Exhibits E-1, E-2 and E-3, respectively, covering such Trust Account duly executed by Master Agent, the Master Agent Trustee and the bank at which such account is maintained.

“Trust Account Intercreditor Agreement” means (i) the Amended & Restated Account Intercreditor Agreement dated as of March 1, 2005, among the Master Agent, The Bank of New York and the other parties thereto, regarding the Consolidated Receipts Trust Account and the Master Receipts Trust Account, as amended by various amendments, including, but not limited to the Fifth Third Amendment, dated as of September 15, 2006 (as such amended is heretofore amended and restated), as the same may be further amended, restated, supplemented or otherwise modified from time to time, and the (ii) the Amended & Restated Account Intercreditor Agreement dated as of December 1, 2005, among the Master Agent, The Bank of New York and the other parties thereto, regarding the Allstate Receipts Trust Account, as amended by various amendments, including, but not limited to, the Fifth Third Amendment, dated as of September 15, 2006 (as such amendment is heretofore amended and restated), and as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Trust Estate” shall have the meaning specified in the Granting Clause to this Master Trust Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Officer” shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any vice president, any managing director, any assistant vice president, any secretary, any assistant treasurer, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and shall be directly responsible for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means, initially, The Bank of New York, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed in accordance with the provisions of this Master Trust Indenture.

“Trustee Fees and Expenses” means, for any Series Transfer Date, (i) the amount of accrued and unpaid fees of the Trustee (subject to a $25,000 minimum per calendar year), such fees to be limited to the lesser of (1) 4 basis points on the aggregate Unpaid Principal Balance of all outstanding Notes or (2) $100,000 per calendar year, (ii) the amount of accrued and unpaid reasonable expenses of the Trustee, such reasonable expenses to be limited to the lesser of (1) 12.5 basis points on the aggregate Unpaid Principal Balance of all outstanding Notes or (2) $240,000 per calendar year (or, if an Event of Default has occurred and is continuing on any Series, for such Series, the lesser of (x) 25 basis points on the aggregate Unpaid Principal Balance of such Series or (y) $480,000 per calendar year) and (iii) the amount of unpaid fees and reasonable expenses of the paying agent.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Uncapped Trustee Expenses” means, for any Series Transfer Date, the amount of accrued and unpaid reasonable expenses of the Trustee not included in the Trustee Fees and Expenses.

“Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan (and not the assumptions used by the Pension Benefit Guaranty Corporation in calculating such amounts), and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Issuer, BWF, BCC or any ERISA Affiliate as a result of such transaction.

“Unpaid Principal Balance” means, at any time, with respect to (a) any Loan, the unpaid principal balance thereof, and (b) any Note or Series of Notes, the unpaid principal balance thereof.

“U.S.” or “United States” means the United States of America and its territories.

“VFN Series” means any Series of variable funding notes issued pursuant to this Master Trust Indenture.

“Weighted Average Life” means, with respect to all Eligible Loans, the weighted average maturity of the Eligible Loans.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

Section 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3 Cross-References. Unless otherwise specified, references in this Master Trust Indenture to any Article or Section are references to such Article or Section of this Master Trust Indenture, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.4 Accounting and Financial Determinations, No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP applied on a consistent basis When used herein, the tern “financial statement” shall include the notes and schedules thereto.

Section 1.5 Rules of Construction. In this Master Trust Indenture, unless the context otherwise requires:

(a) “or” is not exclusive;

(b) the singular includes the plural and vice versa;

(c) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(d) reference to any gender includes the other gender;

(e) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(f) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(g) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

Section 1.6 Other Definitional Provisions.

(a) All terms defined in any Series Supplement or this Master Trust Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Capitalized terms used but not defined herein shall have the respective meaning given to such term in the Servicing Agreement.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Master Trust Indenture or any Series Supplement shall refer to this Master Trust Indenture or such Series Supplement as a whole and not to any particular provision of this Master Trust Indenture or any Series Supplement; and Section, subsection, Schedule and Exhibit references contained in this Master Trust Indenture or any Series Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Master Trust Indenture or any Series Supplement unless otherwise specified.

ARTICLE 2.

THE NOTES

Section 2.1 Designation and Terms of Notes. Subject to Section 2.15 and Section 2.17(b), the Notes of each Series and any Class thereof may be issued in bearer form (the “Bearer Notes”) with attached interest coupons and a special coupon (collectively, the “Coupons”) or in fully registered form (the “Registered Notes”), and shall be substantially in the form of exhibits with respect thereto attached to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such restrictions, legends or endorsements placed thereon and shall bear, upon their face, the designation for such Series to which they belong so selected by the Issuer, all as determined by the officers executing such Notes, as evidenced by their execution of the Notes; provided, however, that Bearer Notes shall be issued only in conformity with applicable laws and regulations, including without limitation the applicable Bearer Rules. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. All Notes of any Series shall, except as specified in the related Series Supplement, be pari passu and equally and ratably entitled as provided herein to the benefits hereof (except that, unless otherwise provided for in a related Series Supplement, the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Master Trust Indenture and the related Series Supplement. If specified in the Series Supplement for any Series, the related Notes shall be issued upon initial issuance as a single note as described in Section 2.15 in an original principal amount equal to the Invested Amount of such Series and Class. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. Each Series of Notes shall be issued in the minimum denominations set forth in the related Series Supplement.

Section 2.2 New Series Issuances. The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.

(a) Subject to prevailing market conditions or if the Maximum Principal Amount in one or more VFN Series has been utilized, and at the end of each fiscal year of the Issuer, the Master Trust Administrator may cause the Issuer to effect the issuance of one or more Series of Notes after the Initial Closing Date (a “New Series Issuance”) from time to time by notifying the Trustee in writing at least five (5) days in advance (a “New Series Issuance Notice”) of the date upon which the New Series Issuance is to occur (a “New Series Issuance Date”). In no event may (i) new Notes be issued, (ii) the principal amount outstanding with respect to any Class or Series of Notes be increased, or (iii) the Issuer take any action which would cause outstanding Notes to be treated as exchanged for United States federal income tax purposes on any date on which 40% or more of the assets of the Issuer (as determined by reference to value and taking into account the assets to be acquired by the Issuer with the proceeds of such issuance or increase as though acquired on such date) are “real estate mortgages” (or interests therein) as such terms are defined for purposes of Treasury Regulations Section 301.7701(i)-1, unless, in the case of clause (iii) above, the Issuer has provided the Trustee with a Tax Opinion (which need only address the matters described in clause (c) of the definition thereof) in substance and form satisfactory to the Required Persons with respect to each outstanding Series of Notes to the effect that such action will not cause the Issuer or any portion thereof to be treated as “taxable mortgage pool” for United States federal income tax purposes.

(b) Any New Series Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the New Series Issuance Date and, with respect to each such Series: (i) its Initial Invested Amount for each Asset Pool (or the method for calculating such Initial Invested Amount), which, at any time, may not be greater than the Issuer Interest in the Asset Pools related to such Series immediately prior to such New Series Issuance (taking into account any Additional Loans for such Asset Pools that the Issuer will purchase under the Loan Purchase Agreement with the proceeds of such New Series Issuance), (ii) its initial outstanding Note Principal (or the method for calculating such amount), (iii) the related Asset Pool or Asset Pools, and (iv) the Enhancement Provider, if any, with respect to such Series. On the related New Series Issuance Date, the Issuer shall execute and the Trustee shall authenticate and deliver any such Series of Notes only upon delivery to it of the following:

(1) an Issuer Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series and the aggregate principal amount of Notes of such new Series (and Class) to be authenticated with respect to such new Series;

(2) a Series Supplement in form reasonably satisfactory to the Noteholders of such Series executed by the Issuer and the Trustee and specifying the Principal Terms of such new Series;

(3) the related Enhancement, if any;

(4) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

(5) with respect to each outstanding Series of Notes, a Tax Opinion, in form and substance satisfactory to the Required Persons with respect to such Series, dated the Series Closing Date for the additional Series of Notes, with respect to the Series Supplement for such additional Series and the issuance of Notes of such additional Series;

(6) written confirmation that the Rating Agency Condition with respect to each outstanding Series of Notes shall have been satisfied with respect to such issuance;

(7) evidence that each of the parties to the Transaction Documents (other than any Series Supplement, Enhancement Agreement or other Transaction Document relating solely to another Series of Notes) has covenanted and agreed that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(8) one or more Opinions of Counsel in form and substance reasonably satisfactory to the Noteholders of such Series as to the Trustee’s lien and security interest in and to the Trust Estate;

(9) evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic, followed by prompt written confirmation) that the Issuer has delivered the Trust Estate to the Trustee and has caused all filings (including filing of financing statements on form UCC-I) and recordings to be accomplished as may be reasonably required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers and security interest of the Trustee in the Trust Estate for the benefit of the Secured Parties;

(10) any consents required pursuant to Section 14.1 or otherwise; and

(11) such other documents, instruments, certifications, agreements or other items as the Noteholders of such Series may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes, and a corresponding reduction in the Issuer Interest in the Asset Pools related to such Series will result. There is no limit to the number of New Series Issuances that may be performed under this Master Trust Indenture.

(c) In conjunction with each New Series Issuance, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to any newly issued Series of Notes, which may include without limitation, as applicable (all such terms, the “Principal Terms” of such Series):

(i) its name or designation,

(ii) the initial aggregate principal amount of Notes of such Series or a method for calculating the principal and a method for determining principal for any Series with variable principal amount,

(iii) the Initial Invested Amount or a method for calculating the Initial Invested Amount and a method for determining any adjusted Invested Amount, if applicable,

(iv) the Minimum Issuer Interest for each Asset Pool of such Series and the Series Termination Date,

(v) the Asset Pool or Asset Pools related to such Series of Notes, the Asset Pool Invested Amount for each such Asset Pool and the provisions governing such allocations,

(vi) the Note Rate (or the method for calculating such Note Rate) with respect to such Series,

(vii) the Series Closing Date with respect to such Series,

(viii) each Rating Agency, if any, rating such Series,

(ix) the name of the Clearing Agency, if any,

(x) the rights of the Issuer that have been transferred to the Holders of such Series pursuant to such New Series Issuance,

(xi) the Interest Period, the interest payment date or dates and the date or dates from which interest shall accrue, including the interest accrual period,

(xii) the periods during which or dates on which principal will be paid or accrued,

(xiii) the method of allocating Collections to such Series and, if applicable, with respect to other Series and the method by which the principal amount of Notes of such Series shall amortize or accrete,

(xiv) any other Collections with respect to Loans or other amounts available to be paid with respect to such Series,

(xv) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of monies therein,

(xvi) the Series Servicing Fee and Trustee Fees and Expenses allocation,

(xvii) the terms of any Enhancement with respect to such Series and the Enhancement Provider, if applicable,

(xviii) the Group, if any, applicable to such Series,

(xix) the terms on which the Notes of such Series may be repurchased, refinanced, defeased or remarketed to other investors,

(xx) any deposit into any account provided for such Series,

(xxi) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class,

(xxii) the extent to which the Notes will be issuable in temporary or permanent global form,

(xxiii) whether the Notes may be issued in bearer form and any limitations imposed thereon,

(xxiv) the subordination, if any, of such Series with respect to any other Series,

(xxv) whether such Series will or may be a Companion Series and the Series with which it will be paired, if applicable,

(xxvi) transfer restrictions applicable to Notes of such Series, and

(xxvii) any other relevant terms of such Series of Notes.

(d) The terms of such Series Supplement may modify or amend the terms of this Master Trust Indenture solely as applied to such new Series.

(e) If on the New Series Issuance Date there is issued and outstanding one or more Series of Notes and no Series of Notes is currently rated by a Rating Agency, then as a condition to such New Series Issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer’s certificate stating, in substance, that the New Series Issuance will not have an adverse effect on the timing or distribution of payments to such other Series of Notes then issued and outstanding.

Section 2.3 Execution and Authentication.

(a) Each Note shall be executed by manual or facsimile or other electronic signature by the Issuer. Notes bearing the signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. Unless otherwise provided in the related Series Supplement, no Notes shall be entitled to any benefit under this Master Trust Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by or on behalf of the Trustee by the signature of a duly authorized signatory (and the Luxembourg agent (the “Luxembourg Agent”), if such Notes are listed on the Luxembourg Stock Exchange), and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(b) Pursuant to Section 2.1, the Issuer shall execute and the Trustee shall authenticate and deliver a Series of Notes having the terms specified in the related Series Supplement, upon the written order of the Issuer, to the purchasers thereof, the underwriters for sale or to the Issuer for initial retention by it. If specified in the related Series Supplement for any Series, the Issuer shall execute and the Trustee shall authenticate and deliver the Global Note that is issued upon original issuance thereof, upon the written order of the Issuer, to the Depository against payment of the purchase price therefor.

(c) All Notes shall be dated and issued as of the date of their authentication except Bearer Notes which shall be dated the applicable issuance date as provided in the related Series Supplement.

(d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 16.1 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of this Master Trust Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Master Trust Indenture.

Section 2.4 Authenticating Agent.

(a) The Trustee, without limiting the Trustee’s obligations hereunder, may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Master Trust Indenture to the authentication of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Master Trust Administrator on behalf of the Issuer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Master Trust Administrator on behalf of the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Master Trust Administrator on behalf of the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Master Trust Administrator on behalf of the Issuer, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Master Trust Administrator on behalf of the Issuer.

(d) Pursuant to an appointment made under this Section 2.3(d), the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes described in the Indenture.

THE BANK OF NEW YORK,

as Authenticating Agent for the Trustee,

By:
Responsible Officer

Section 2.5 Registration of Transfer and Exchange of Notes.

(a) (i) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), in accordance with the provisions of Section 2.5(c) and the Bearer Rules, a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Notes of each Series (unless otherwise provided in the related Series Supplement) and registrations of transfers and exchanges of the Notes as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Notes and transfers and exchanges of the Notes as herein provided. If a Person other than the Trustee is appointed by the Issuer, with the consent of the Required Persons for each Series, as Transfer Agent and Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by a Responsible

Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes. If any form of Note is issued as a Global Note, the Trustee may, or if and so long as any Series of Notes are listed on the Luxembourg Stock Exchange, and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Master Trust Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days’ written notice to the Issuer and the Notice Persons of each Series. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Issuer, with the consent of the Required Persons for such Series, shall appoint a successor Transfer Agent and Registrar.

(ii) Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, subject to the provisions of Section 2.5(c), and the Trustee shall authenticate and deliver and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of like aggregate principal amount; provided, that the provisions of this paragraph shall not apply to Bearer Notes.

(iii) All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(iv) At the option of a Noteholder, Notes may be exchanged for other Notes of the same Series of the same Class in authorized denominations of like aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes of the same Series of the same Class in authorized denominations of like aggregate principal amounts, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. Registered Notes may not be exchanged for Bearer Notes. At the option of any Holder of Bearer Notes, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Notes may be exchanged for other Bearer Notes or, unless otherwise specified in the related Series Supplement, Registered Notes of the same Series of the same Class in authorized denominations of like aggregate principal amounts, in the manner specified in the Series Supplement for such Series, upon surrender of the Bearer Notes to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Note surrendered pursuant to this Section 2.5 shall have attached thereto (or be accompanied by) all unmatured Coupons; provided, that any Bearer Note so surrendered after the close of business on the Record Date preceding the relevant Payment Date after the related Series Termination Date need not have attached the Coupons relating to such Payment Date.

(v) Whenever any Notes of any Series are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholders shall obtain from the Trustee, the Notes of such Series which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Noteholder thereof or his attorney-in-fact duly authorized in writing.

(vi) The preceding provisions of this Section 2.5 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the exchange of any Global Note of any Series for a Definitive Note or the

transfer of or exchange any Note of any Series for a period of five (5) Business Days preceding the due date for any payment with respect to the Notes of such Series or during the period beginning on any Record Date and ending on the next following Payment Date.

(vii) Unless otherwise provided in the related Series Supplement, no service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(viii) All Notes (together with any Coupons attached to Bearer Notes) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Note upon its exchange in full for Definitive Notes and shall deliver a certificate of destruction to the Issuer. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 2.17(b) was received with respect to each portion of the Global Note exchanged for Definitive Notes.

(ix) Upon written direction, the Issuer shall deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Notes and Registered Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(x) Notwithstanding any other provision of this Section 2.5, a Global Note for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency or Foreign Clearing Agency for such Series, or to a successor Clearing Agency or Foreign Clearing Agency for such Series selected or approved by the Issuer or to a nominee of such successor Clearing Agency or Foreign Clearing Agency, in each case if in accordance with this Section 2.5.

(xi) If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Issuer upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

(xii) By its acceptance of a Note, each Noteholder and Note Owner shall be deemed to have represented and warranted that either (i) it is not acquiring the Note with the assets of a benefit plan subject to Section 4975 of the Code, or (ii) its purchase and holding of the Note will not, throughout the term of its holding an interest therein, constitute a non-exempt “prohibited transaction” under Section 406(a) of ERISA or Section 4975 of the Code.

(b) Unless otherwise provided in the related Series Supplement, registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend shall be set forth in the Series Supplement relating to such Notes) shall be effected only if the conditions set forth in such related Series Supplement are satisfied.

Whenever a Registered Note containing the legend set forth in the related Series Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Issuer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Responsible Officer prior to registering any such transfer or authenticating new Registered Notes, as the case may be.

(c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 2.5, if specified in the related Series Supplement for any Series, any other city designated in such Series Supplement) an office or offices or an agency or agencies where Notes of such Series may be surrendered for registration of transfer or exchange (except that Bearer Notes may not be surrendered for exchange at any such office or agency in the United States, but may be surrendered for exchange at such office or agency outside the United States as shall be specified in the related Supplement). For purposes of this Section 2.5, “United States” includes Puerto Rico, the U.S. Virgin Islands, the Northern Mariana Islands, Guam, Wake Island and American Samoa.

Section 2.6 Appointment of Paying Agent.

The Paying Agent shall make payments to the Secured Parties from the appropriate account or accounts maintained for the benefit of the Secured Parties as specified in this Master Trust Indenture or the related Series Supplement for any Series pursuant to ARTICLE 5 and ARTICLE 6. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Master Trust Administrator on behalf of the Issuer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Master Trust Administrator on behalf of the Issuer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect or for other good cause. The Trustee (or the Master Trust Administrator on behalf of the Issuer if the Trustee is the Paying Agent) shall notify Moody’s and Standard & Poor’s of the removal of any Paying Agent. The Paying Agent, unless the Series Supplement with respect to any Series states otherwise, shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Master Trust Administrator on behalf of the Issuer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

If specified in the related Series Supplement for any Series, so long as the Notes of such Series are outstanding, the Issuer shall maintain a co-paying agent in New York City (for Registered Notes only) or any other city designated in such Series Supplement which, if and so long as any Series of Notes is listed on a stock exchange and such exchange so requires, shall be the location required by such stock exchange. Any reference in this Master Trust Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 2.7 Paying Agent to Hold Money in Trust.

(a) The Trustee will cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Issuer Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee written notice of any default by the Issuer (or any other obligor under the Issuer Obligations) of which it (or, in the case of the Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Issuer Obligations if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Issuer Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee, any Paying Agent or any Clearing Agency in trust for the payment of any amount due with respect to any Issuer Obligation and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the holder of such Issuer Obligation shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee, such Paying Agent or such Clearing

Agency with respect to such trust money shall thereupon cease; provided, however, that the Trustee, such Paying Agent or such Clearing Agency, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and, if the related Series of Notes has been listed on the Luxembourg Stock Exchange, and if the Luxembourg Stock Exchange so requires, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the reasonable expense of the Issuer, any other reasonable means of notification of such repayment.

Section 2.8 Private Placement Legend.

Unless otherwise provided for in a Series Supplement, in addition to any legend required by Section 2.15, each Note shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER AND THE TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH CASE IN ACCORDANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

THE ISSUER WILL BE RELYING ON THE EXEMPTION FROM REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), PROVIDED BY SECTION 3(C)(7) THEREOF, CONSEQUENTLY, THIS NOTE MAY ONLY BE OWNED BY AND TRANSFERRED TO “QUALIFIED PURCHASERS” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT. OFFERS TO PURCHASE, AND SUBSEQUENT TRANSFERS, WILL BE SUBJECT TO THE FOREGOING RESTRICTION, AND THE

ABILITY OF THE HOLDER OF THIS NOTE TO RESELL OR OTHERWISE TRANSFER THIS NOTE (OR ANY INTEREST HEREIN) MAY THEREFORE BE LIMITED. NO SALE OR OTHER TRANSFER OF THIS NOTE WILL BE PERMITTED WHICH WOULD REQUIRE THE ISSUER TO REGISTER UNDER THE INVESTMENT COMPANY ACT OR TO REGISTER THIS NOTE UNDER THE SECURITIES ACT OR WHICH WOULD RESULT IN A VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAW OR REGULATION. TRANSFERS MADE IN VIOLATION OF THE TRANSFER RESTRICTIONS IN THE INDENTURE AND ALL OTHER RELEVANT TRANSACTION DOCUMENTS WILL BE NULL AND VOID AB INITIO.

Section 2.9 Mutilated, Destroyed, Lost or Stolen Notes.

(a) If (i) any mutilated Note (together, in the case of Bearer Notes, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to hold the Transfer Agent and Registrar and the Trustee harmless then, in the absence of notice to the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal balance; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.

If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser for value of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.9, the Transfer Agent and Registrar or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith.

(c) Any duplicate Note issued pursuant to this Section 2.9 shall constitute complete and indefeasible evidence of contractual debt obligation of the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

(d) Every replacement Note issued pursuant to this Section 2.9 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional Contractual Obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10 Temporary Notes.

(a) Pending the preparation of Definitive Notes, the Issuer may request and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series and Class but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

(b) If temporary Notes are issued pursuant to Section 2.10(a) above, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and at the Issuer’s request the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of the same Series and Class of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11 Persons Deemed Owners. Prior to due presentation of a Note for registration of transfer, the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Person in whose name any Note is registered (as of any date of determination) as the owner of the related Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever whether or not such Note be overdue, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the requisite number of Holders of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder (including under any Series Supplement), Notes owned by any of the Issuer, BWF, BCC, the Servicer or any Affiliate of BCC or by any agent of the Issuer, BWF, BCC or the Servicer shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded.

In the case of a Bearer Note, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Note or Coupon as the owner of such Bearer Note or Coupon for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

Section 2.12 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.

Section 2.13 Release of Trust Estate. The Trustee shall (a) in connection with any removal of any Removed Loans from the Trust Estate, release the portion of the Trust Estate constituting such Removed Loans and any Related Security related thereto from the Lien created by this Master Trust Indenture upon receipt of a Brooke Officer’s Certificate certifying that the purchase price with respect thereto (in an amount equal to the Unpaid Principal Balance of such Removed Loan, together with accrued and unpaid interest thereon) have been deposited into the Collection Account and (b) on or after the Indenture Termination Date (i) release any remaining portion of the Trust Estate from the Lien created by this Indenture and (ii) deposit in the Collection Account any funds then on deposit in any other Trust Account in the case of each of the foregoing clauses (i) and (ii) upon receipt of an Issuer Request accompanied by a Brooke Officer’s Certificate, and Independent Certificates (if this Indenture is required to be qualified under the TIA) in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 16.1.

Section 2.14 Payment of Principal and Interest.

(a) The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.

(b) Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.

(c) Any installment of interest or principal, if any, payable on any Note which is due and payable by the Issuer on any Settlement Date for such Note shall be payable to the Person in whose name such Note is registered at the close of business on the Record Date with respect to such Payment Date and such Person shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date or, if such Person has provided the Trustee wiring instructions at least three (3) Business Days prior to such Payment Date, then by wire transfer in immediately available funds to the account designated by the Holder of such Note by the time specified in the Series Supplement, except that (i) unless Definitive Notes have been issued pursuant to Section 2.17, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) the final installment of principal payable with respect to such Note on a Payment Date or on the Legal Final Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 15.1) shall be payable as provided herein; except that, any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 2.7.

Section 2.15 Book-Entry Notes.

(a) If provided in the related Series Supplement, the Notes of such Series (for a Class thereof), upon original issuance, shall be issued in the form of Book-Entry Notes, which shall be represented in one or more Global Notes, to be delivered to the depository specified in such Series Supplement (the “Depository,”) which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. Unless otherwise provided in a related Series Supplement, no Note Owner of Notes issued as Book-Entry Notes will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.17.

(b) For each Series or Class of Notes to be issued as Book-Entry Notes, the Issuer shall duly execute, and the Trustee shall, in accordance with Section 2.3 hereof, authenticate and deliver one or more Global Notes that shall be registered on the Note Register in the name of a Clearing Agency or Foreign Clearing Agency or such Clearing Agency’s or Foreign Clearing Agency’s nominee. Each Global Note registered in the name of DTC or its nominee shall bear a legend substantially to the following effect:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BROOKE MASTER TRUST LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS

IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

So long as the Clearing Agency or Foreign Clearing Agency or its nominee is the registered owner or holder of a Global Note, the Clearing Agency or Foreign Clearing Agency or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, the Clearing Agency or Foreign Clearing Agency shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency or Foreign Clearing Agency, and the Clearing Agency or Foreign Clearing Agency may be treated by the Issuer, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or Foreign Clearing Agency or impair, as between the Clearing Agency or Foreign Clearing Agency and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c) Title to a Global Note shall pass only by registration in the Note Register maintained by the Transfer Agent and Registrar pursuant to Section 2.5.

(d) Any Global Note or Global Notes shall provide that they represent the aggregate or a specified amount of outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Global Note or Global Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to Section 2.3(b). The Trustee shall deliver and redeliver any Global Note or Global Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. Any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Global Note or Global Notes shall be in writing but need not comply with Section 14.3 hereof and need not be accompanied by an Opinion of Counsel.

(e) Unless and until definitive, fully registered Notes of any Series or any Class thereof (“Definitive Notes”) have been issued to Note Owners with respect to any Series or Class of Notes initially issued as Book-Entry Notes pursuant to Section 2.17 or the applicable Series Supplement:

(i) the provisions of this Section 2.15 shall be in full force and effect with respect to each such Series;

(ii) the Issuer, BWF, BCC, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Master Trust Indenture (including the making of payments on the Notes of each such Series and the giving of instructions or directions hereunder) as the authorized representatives of such Note Owners;

(iii) to the extent that the provisions of this Section 2.15 conflicts with any other provisions of this Master Trust Indenture, the provisions of this Section 2.15 shall control;

(iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of such Series of Notes evidencing a specified percentage of the outstanding principal amount of such Series of Notes, the Clearing Agency or Foreign Clearing Agency, as applicable, shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Series of Notes and has delivered such instructions to the Trustee;

(v) the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the related Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.17, the applicable Clearing Agencies or Foreign Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on such Series of Notes to such Clearing Agency Participants; and

(vi) Note Owners may receive copies of any reports sent to Noteholders of the relevant Series generally pursuant to the Indenture, upon written request, together with a certification that they are Note Owners and payments of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at the Corporate Trust Office.

Section 2.16 Notices to Clearing Agency. Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.17, with respect to any Series or Class of Notes initially issued as Book-Entry Notes, or the applicable Series Supplement, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes of such Series or Class to the applicable Clearing Agency or Foreign Clearing Agency for distribution to the Holders of such Notes.

Section 2.17 Definitive Notes.

(a) Conditions for Exchange. If with respect to any Series or Class of Book Entry Notes (i) (1) the Issuer advises the Trustee in writing that the applicable Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (2) neither the Trustee nor the Issuer is able to locate a qualified successor, (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency or (iii) after the occurrence of a Servicer Termination Event, Subservicer Default, or Event of Default, Note Owners of such Series holding Book-Entry Notes aggregating not less than 50% (or such other percent specified in a related Series Supplement) of the portion of outstanding principal amount of the Notes represented by such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Note Owners of such Series or Class, the Trustee shall notify all Note Owners of such Series or Class, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series or Class requesting the same. Upon surrender to the Trustee of the typewritten Note or Notes representing the Book-Entry Notes of such Series or Class by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Notes of such Series or Class. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series and upon the issuance of any Series of Notes or any Class thereof in definitive form in accordance with the related Series Supplement, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Classes as Noteholders of such Series or Classes hereunder. Notwithstanding anything in this Master Trust Indenture to the contrary, Definitive Notes shall not be issued in respect of any Series Temporary Regulation S Global Note unless the applicable Restricted Period has expired and then only upon receipt by the Trustee from the Holder thereof of any certifications required by the relevant Series Supplement.

(b) Transfer of Definitive Notes. Subject to the terms of this Master Trust Indenture (including the requirements of any relevant Series Supplement), the Holder of any Definitive Note may transfer the same, in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent and Registrar for such purpose in the Borough of Manhattan, the City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar by, the Holder thereof and, if applicable, accompanied by a certificate substantially in the form required under the related Series Supplement. In exchange for any Definitive Note properly presented for transfer, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be executed, authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the Holder at such office. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

Section 2.18 Global Note, Euro-Note Exchange Date. If specified in the related Series Supplement for any Series, (i) the Notes may be initially issued in the form of a single temporary global note (the “Global Note”) in registered or bearer form, without interest coupons, in the denomination of the initial aggregate principal amount of the Notes and (ii) a Class of Notes may be issued in the form of a single temporary global note in registered or bearer form, in the denomination of the portion of the initial aggregate principal amount of the Notes represented by such Class, each substantially in the form attached to the related Series Supplement. Unless otherwise specified in the related Series Supplement, the provisions of this Section 2.18 shall apply to such Global Note. The Global Note will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Series Supplement for Registered Notes or Bearer Notes in definitive form.

Section 2.19 Tax Treatment. The Issuer has structured this Indenture, and the Notes have been (or will be) issued with the intention that, the Notes will qualify under applicable tax law as indebtedness of the Issuer secured by all or a portion of the Trust Estate and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein), for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

ARTICLE 3.

[ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT

WITH RESPECT TO ANY SERIES OF VARIABLE FUNDING NOTES]

ARTICLE 4.

NOTEHOLDER LISTS AND REPORTS

Section 4.1 Issuer To Furnish To Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause the Transfer Agent and Registrar to furnish to the Trustee (a) not more than five (5) days after each Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Transfer Agent and Registrar, no such list shall be required to be furnished. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Master Trust Administrator, the Servicer and the Paying Agent such list for payment of distributions to Noteholders.

Section 4.2 Preservation of Information; Communications to Noteholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in ARTICLE 4 and the names and addresses of Holders received by the Trustee in its capacity as Transfer Agent and Registrar. The Trustee may destroy any list furnished to it as provided in such ARTICLE 4 upon receipt of a new list so furnished.

(b) Noteholders may communicate (including pursuant to TIA Section 312(b) (if this Indenture is required to be qualified under the TIA)) with other Noteholders with respect to their rights under this Indenture or under the Notes. Unless otherwise provided in the related Series Supplement, if Holders of Notes evidencing in aggregate not less than 20% of the outstanding principal balance of the Notes of any Series (the “Applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least six (6) months preceding the date of such application, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall within five (5) Business Days after the receipt of such application afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Master Trust Administrator notice that such request has been made within five (5) Business Days after the receipt of such application. Such list shall be as of the most recent Record Date, but in no event more than 45 days prior to the date of receipt of such Applicants’ request.

(c) The Issuer, the Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c) (if this Indenture is required to be qualified under the TIA). Every Noteholder, by receiving and holding a Note, agrees with the Issuer and the Trustee that neither the Issuer, the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with this Section 4.2, regardless of the source from which such information was obtained.

Section 4.3 Reports by Issuer.

(a) The Master Trust Administrator on behalf of the Issuer shall:

(i) deliver to the Trustee, at least two (2) Business Days prior to the date, if any, the Issuer is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(iii) supply to the Trustee (and the Trustee shall transmit by mail to all Noteholders) such summaries of any information, documents and reports required to be filed by the Issuer (if any) pursuant to clauses (i) and (ii) of this Section 4.3(a) as may be required by rules and regulations prescribed from time to time by the Commission;

(iv) unless otherwise specified in the related Series Supplement with respect to any Series, furnish to the Trustee for the benefit of the applicable Noteholders and the Required Persons of each Series the Loan Schedule for such Series (v) on a monthly basis and (vi) 2 Business Days following any Loan Transfer; and

(v) prepare and distribute any other reports required to be prepared by the Master Trust Administrator under any Transaction Documents.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 4.4 Reports by Trustee. If this Indenture is required to be qualified under the TIA, within 60 days after each December 1, beginning with December 1, 2007, the Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each such report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any stock exchange.

Section 4.5 Reports and Records for the Trustee and Instructions.

(a) Unless otherwise stated in the related Series Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Trustee on a monthly basis the Servicer’s Certificate and the Monthly Noteholder’s Statement.

(b) Unless otherwise specified in the related Series Supplement, on each Payment Date, the Trustee or the Paying Agent shall deliver to each Noteholder of record of each outstanding Series the Monthly Noteholders’ Statement with respect to such Series, with a copy to the Rating Agencies and each Enhancement Provider with respect to such Series.

ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS.

Section 5.1 Rights of Noteholders. Unless otherwise set forth in the applicable Series Supplement, each Series of Notes shall be secured by one or more Asset Pools as set forth in the related Series Supplement, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this ARTICLE 5 to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Series Supplement) or to be paid to the Noteholders of such Series. In no event shall the grant of a security interest in the entire Trust Estate be deemed to entitle any Noteholder to receive Collections or other proceeds of the Trust Estate in excess of the amounts described in this ARTICLE 5 or receive the benefit of Enhancement of any other Series.

Section 5.2 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default, Event of Default, Pay Out Event of Potential Pay Out Event under this Indenture and any right to proceed thereafter as provided in ARTICLE 10 or ARTICLE 9.

Section 5.3 Establishment of Accounts.

(a) The Collection Account

(i) On or prior to the date hereof, the Issuer will enter into the Collection Account Agreement pursuant to which the Issuer will establish a collection account with the Collection Account Bank, the number of which is 917994, and such account is (1) identified substantially as the “Brooke Master Trust Collection Account”, (2) in the Issuer’s name, and (3) pledged, on a first-priority basis, to the Trustee for the benefit of the Secured Parties pursuant to the Granting Clause in this Master Trust Indenture and the Collection Account Agreement (such account hereinafter referred to as the “Collection Account”). No funds other than Collections shall be deposited or transferred into the Collection Account. Until delivered to the Trustee for the benefit of the Secured Parties or deposited in the Collection Account, all proceeds or collections of the Trust Estate shall be held in trust by the Issuer or the Servicer for the Trustee for the benefit of the Secured Parties and shall not (except to the extent permitted by the Transaction

Documents) be commingled with any funds or property of the Issuer or the Subservicer. Amounts deposited in the Collection Account and allocated to the Notes issued under this Master Trust Indenture shall be invested in Permitted Investments at the direction of the Issuer, and all income received on such investments shall be treated in the same way as Collections. The Trustee shall not be responsible for any losses in the Collection Account. Amounts on deposit in the Collection Account and allocated to the Notes issued under this Master Trust Indenture shall (i) be subject to withdrawal only by the Subservicer or the Collection Account Bank and not by the Issuer, (ii) constitute proceeds of the Trust Estate and (iii) not constitute payment of any Issuer Obligation until applied in accordance with the terms of the Indenture. Finally collected funds from the Collection Account shall be applied by the Trustee for the benefit of the Secured Parties to payment of the Issuer Obligations in accordance with the terms of the Indenture.

(ii) From and after receipt of written notice from the Required Persons of each Series directing it to do so after the occurrence and during the continuance of a Default or Event of Default, the Issuer will deposit to the Collection Account or, at the Trustee’s option, deliver to the Trustee for the benefit of the Secured Parties, all Collections and other rights to payment constituting all or a part of the Trust Estate, and all other cash proceeds of the Trust Estate, which the Issuer or the Subservicer may receive directly, immediately upon receipt thereof, in the form received, except for the Issuer’s endorsement when deemed necessary. All items delivered to the Trustee for the benefit of the Secured Parties or deposited in a Collection Account shall be subject to final payment. The Issuer shall be liable as an endorser on all items deposited in the Collection Account, whether or not in fact indorsed by the Issuer or by any other Brooke Party.

(b) The Payment Accounts. Unless provided otherwise in a Series Supplement, the Issuer, for the benefit of the Secured Parties of a Series of Notes, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with one or more Qualified Institutions, in the name of the Trustee, a non-interest bearing segregated trust account (each, a “Payment Account” and collectively, the “Payment Accounts”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Payment Accounts and in all proceeds thereof. The Payment Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties of the applicable Series.

(c) Series Accounts. For each Series, the Issuer, for the benefit of the Secured Parties of such Series, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with one or more Qualified Institutions, in the name of the Trustee, a non-interest bearing segregated trust account (each, a “Series Account” and collectively, the “Series Accounts”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series Accounts and in all proceeds thereof. The Series Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties of the applicable Series.

(d) Administration of the Collection Account and the Series Accounts. Funds on deposit in the Collection Account and allocated to the Notes issued under this Indenture and the Series Accounts that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Series Transfer Date related to the Settlement Period in which such funds were received or deposited, or if so specified in the related Series Supplement, immediately preceding a Payment Date. The Trustee shall: (i) hold each Permitted Investment (other than such as are described in clause (c) of the definition thereof) that constitutes investment property through a securities intermediary, which securities intermediary shall (1) agree that such investment property shall at all times be credited to a securities account of which the Trustee is the entitlement holder, (2) comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (3) agree that all property credited to such securities account shall be treated as a financial asset, (4) waive any lien on, security interest in, or right of set-off with respect to any property credited to such securities account, and (5) agree that its jurisdiction for purposes of Section 8-110, Section 9-305(a)(3)) of the UCC shall be New York, and that such agreement shall be governed by the laws of the State of New York; and (ii) maintain for the benefit of the Secured Parties, possession or control of each other Permitted Investment (including any negotiable instruments, if any, evidencing such Permitted Investments) not described in clause (i) above (other than such as are described in clause (c) of the definition thereof); provided, that no Permitted Investment shall be disposed of prior to its maturity date if such disposition would result in a loss. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds shall be deposited in the Collection Account and the Series Accounts and treated as Investment Earnings. If at the end of a month losses and investment expenses on funds on deposit in the Collection Account or the Series Accounts exceed interest and earnings on such funds during such month, losses and expenses to the extent of such excess will be allocated, with respect to any Series, among the Noteholders of such Series and the Issuer as provided in the related Series Supplement. Subject to the restrictions set forth above, the Issuer, or a Person designated in writing by the Issuer Interest, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Collection Account and allocated to the Notes issued under this Indenture and the Series Accounts.

(e) Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 5.2 ceases to be a Qualified Institution, the Trustee shall notify each Rating Agency and within ten (10) Business Days establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.

Section 5.4 Collections and Allocations.

(a) Collections in General. Subject to the last paragraph of this Section 5.4, until this Indenture is terminated pursuant to Section 13.1, the Issuer shall or shall cause the Servicer under the Servicing Agreement to cause all Collections due and to become due, as the case may be, to be paid directly into the Collection Account or deposited to the Collection Account as promptly as possible after the date of receipt of such Collections by the Servicer, but in no event later than the Business Day following such date of receipt. All monies, instruments, cash and other Collections received by the Servicer in respect of the Trust Estate pursuant to this Indenture shall be deposited in the Collection Account as specified herein and shall be applied as provided in this ARTICLE 5 and in ARTICLE 6.

The Servicer shall calculate the Aggregate Series Collections for each Series of Notes and instruct the Collection Account Bank to withdraw an amount equal to the calculated Aggregate Series Collections for each Series of Notes from the Collection Account and cause the Collection Bank to pay such amounts to each Series Account in accordance with this ARTICLE 5, in both cases as modified by any Series Supplement. The Servicer shall cause such deposits or payments to be made on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.

(b) Adjustments to Issuer Interest. The Issuer shall cause the Servicer to deduct, on or prior to each Determination Date, on a net basis for each Settlement Period from the aggregate amount of Principal Loan Receivables used to calculate the Issuer Interest in each Asset Pool the portion of each Principal Loan which is reduced by the Servicer by any rebate, refund, chargeback or adjustment (including due to Servicer errors) made by the Servicer (a “Credit Adjustment”).

(c) Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 5.3 into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution). Subject to Section 11.1(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Trustee’s failure to make payments on such Permitted Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(d) Shared Collections. If, at any time, and in the manner described in the related Series Supplement, Collections allocated to Principal Loan Receivables that are allocated to such Series are not needed to make payments to the Secured Parties of such Series or required to be deposited in a Payment Account for such Series but are available to be paid to the Issuer, such Collections may be applied to cover payments due to or for the benefit of the Secured Parties of another Series (“Shared Collections”), unless at such time an OC Loan Facility is outstanding that has not been paid in full.

The Master Trust Administrator shall inform the Trustee, the Servicer and the Noteholders that Shared Collections are no longer available if payment obligations become due and payable under an OC Loan Facility that has been entered into by BCC with an OC Lender (“Shared Collection Suspension Event”). Following such notification of the occurrence of a Shared Collection Suspension Event Shared Collections shall no longer be available for allocation to any Series effective for the next Settlement Period following the receipt of such written notice of the Master Trust Administrator and for each Settlement Period thereafter; provided, that the

Servicer shall have received such notice at least five (5) Business Days prior to the first day of such Settlement Period, and otherwise for the next following Settlement Period. The suspension of Shared Collections shall be reflected in the Servicer’s Certificate.

The Master Trust Administrator shall inform the Trustee, the Servicer and the Noteholders in writing within two (2) Business Days after all payment obligations under an OC Loan Facility have been fully paid and the date paid in full. In such notice the Master Trust Administrator shall specify if other OC Loan Facilities are still outstanding or if all OC Loan Facilities have been paid in full. Upon receipt of a written notice from the Master Trust Administrator pursuant to which all outstanding OC Facilities have been paid in full as of the final pay-off date in such notice (“Shared Collection Reinstatement Event”), Shared Collections shall be available again for allocation effective for the Settlement Period in which the Master Trust Administrator notifies the Trustee and the Servicer of such Shared Collection Reinstatement Event. The Shared Collection Reinstatement Event shall be reflected in the Servicer’s Certificate.

Any such reallocation of Shared Collections will not result in a reduction in the Investor Interest of the Series to which such Collections were initially allocated.

Section 5.5 Determination of Monthly Interest. Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all interest with respect to any Series of Notes shall be due and payable no later than the Legal Final Payment Date with respect to such Series.

Section 5.6 Determination of Monthly Principal. Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Legal Final Payment Date with respect to such Series.

Section 5.7 Release of Trust Estate.

(a) Subject to the payment of its fees and expenses pursuant to Section 11.6 and Section 11.7, the Trustee may, and when required by the provisions of this Indenture and any of the Purchase Agreements, with respect to Removed Loans shall, execute instruments to release property from the lien of this Indenture, and convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this ARTICLE 5 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) As long as no Event of Default, Pay Out Event or Series Pay Out Event has occurred and is continuing, BWF may, with respect to any Loan that has become a Defaulted Loan, in its sole discretion, elect to either (i) repurchase such Defaulted Loan from the Issuer for a price equal to the amount otherwise required under Section 6(c)(i) of the Loan Purchase Agreement with respect to a Repurchased Loan or (ii) substitute one or more Loans for such Defaulted Loan. The aggregate Unpaid Principal Balance of the Loans for which a repurchase or substitution has been made under this Section 5.7(b) (determined as of the respective dates of repurchase or substitution) may not exceed 10% of the aggregate Unpaid Principal Balance of the Loans of each Asset Pool as of their respective Transfer Dates (as defined in the Loan Purchase Agreement). The Trustee shall release property from the lien of this Indenture pursuant to this Section 5.7(b) only upon receipt of an Issuer Request accompanied by a Tax Opinion.

(c) The Trustee shall, at such time as there are no Notes outstanding and all sums due the Trustee pursuant to Section 11.6 and Section 11.7 have been paid and all amounts owing to the Enhancement Providers, if any, and the other Secured Parties by the Issuer have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 5.7 only upon receipt of an Issuer Request accompanied by a Brooke Officer’s Certificate, an Opinion of Counsel and (if this Indenture is required to be qualified under the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 16.1.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND SHALL BE

SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY

SERIES]

ARTICLE 6.

[ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT

WITH RESPECT TO ANY SERIES]

ARTICLE 7.

[ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT

WITH RESPECT TO ANY SERIES]

ARTICLE 8.

COVENANTS

From the date hereof until the first day following the date on which all Issuer Obligations shall have been finally and fully paid and performed, each of the Issuer, BWF, BCC and the Master Agent Servicer agrees on behalf of itself that it will (and, in the case of the Master Agent Servicer, that it will cause Master Agent to) perform and observe the covenants and agreements set forth in this ARTICLE 8.

Section 8.1 Payment of Notes. The Issuer shall duly and punctually pay or cause to be paid principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Master Trust Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 8.2 Maintenance of Office or Agency. At all times from the date hereof to the Indenture Termination Date, unless the Required Persons of each Series shall otherwise consent in writing, the Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee, Transfer Agent and Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

Section 8.3 Money for Payments To Be Held in Trust. At all times from the date hereof to the Indenture Termination Date, unless the Required Persons of each applicable Series shall otherwise consent in writing, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the applicable Payment Account shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from such Payment Account for payments of such Notes shall be paid to the Issuer except as provided in this Indenture.

Section 8.4 Conduct of Business and Maintenance of Existence. At all times from the date hereof to the Indenture Termination Date, unless the Required Persons of each Series shall otherwise consent in writing, except as otherwise permitted by the provisions of Section 8.27, the Issuer will keep in full effect its existence, rights and franchises as a Delaware limited liability company and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Master Trust Indenture, the Notes, the Trust Estate and each other instrument or agreement included in the Trust Estate.

Section 8.5 Protection of the Trust Estate. At all times from the date hereof to the Indenture Termination Date, unless the Required Persons of each Series shall otherwise consent in writing, the Issuer intends the security interest granted pursuant to this Master Trust Indenture in favor of the Secured Parties to be prior to all other Liens (subject to Permitted Liens) in respect of the Trust Estate and the Issuer shall take or cause to be taken all actions necessary to obtain and maintain, in favor of the Trustee, for the benefit of the Secured Parties, a first Lien (subject to Permitted Liens) on and a first priority, perfected security interest in the Trust Estate. At all times from the date hereof to the Indenture Termination Date, unless the Trustee, for the benefit of the Noteholders and the other Secured Parties, shall otherwise consent in writing, the Issuer will from time to time hereafter prepare (or shall cause to be prepared), execute, deliver and file all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Trust Estate;

(b) maintain or preserve the Lien and security interest (and the priority thereof) in favor of the Trustee for the benefit of the Secured Parties created by this Master Trust Indenture or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any of the Trust Estate or any portion hereof;

(e) preserve and defend the rights of the Trustee in such Trust Estate against the claims of all persons and parties (subject to Permitted Liens and Permitted Real Estate Encumbrances); and

(f) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

Section 8.6 Records.

(a) Records to Show Security Interest. The Issuer shall maintain its computer systems, if any, so that, from and after the time of the Initial Closing under this Master Trust Indenture, the Issuer’s Records indicate clearly that the Loans and all Related Security are subject to the security interest granted hereunder.

(b) Transaction Records. Each of the Issuer and the Subservicer shall, at their own cost and expense, maintain satisfactory and complete records of the Loans, including a record of all payments received and all credits granted with respect to the Loans and all other dealings with the Loans for such period as may be required by law, from the date on which any Loan arose. Each of the Issuer and the Subservicer will mark conspicuously with appropriate legends, in form and substance satisfactory to the Trustee, its Records, Computer Tapes and computer disks pertaining to the Loans to evidence the interests of the Trustee for the benefit of the Secured Parties therein and the assignment and security interest granted by the Granting Clause of this Master Trust Indenture.

(c) Access to Records. Upon the occurrence and during the continuation of an Event of Default, the Issuer and Subservicer shall deliver to the Trustee (or at the option of the Trustee, during ordinary business hours, upon reasonable notice by the Trustee, at the Issuer’s and Subservicer’s relevant facilities make available) its respective Records pertaining to the Loans. If a Default or Event of Default shall have occurred and be continuing, promptly upon request therefor, the Issuer or the Subservicer shall provide access to the Trustee or any of its agents or designees to Records reflecting activity relating to the Loans through the close of business on the immediately preceding Business Day.

Section 8.7 Other Liens or Interests. Except for Permitted Liens and Permitted Real Estate Encumbrances and the security interests granted under the Transaction Documents, the Issuer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the any portion of the Trust Estate or any interest therein, and each of the Issuer shall defend the right, title, and interest of the Trustee for the benefit of the Noteholders in and to the Trust Estate against all claims of third parties claiming through or under the Issuer.

Section 8.8 Costs and Expenses. The Issuer, BWF and BCC shall pay all of its costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents, as well as all taxes when they become due.

Section 8.9 Compliance with Laws, Etc. The Issuer, BWF and BCC will comply with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Loans or the ability of the Issuer or the Subservicer to perform its obligations under the Transaction Documents.

Section 8.10 Offices, Records and Books of Account. The Issuer will keep its principal place of business and chief executive office and the office where it keeps its records at 10950 Grandview Drive, Overland Park, Kansas 66210 or, upon sixty (60) days’ prior written notice to the Trustee and the Notice Persons of each Series, at any other locations in jurisdictions where all actions reasonably requested by the Trustee or the Required Persons of any Series, to protect and perfect the interest in the Loans have been taken and completed. The Issuer will maintain and implement administrative and operating procedures (including an ability to recreate Records evidencing Loans and Related Security in the event of the destruction of the originals thereof).

Section 8.11 Performance and Compliance with Contracts and Credit and Collection Policy. Each of the BCC, BWF and the Issuer, will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Credit and Collection Policy.

Section 8.12 Change in Business or Credit and Collection Policy. BCC will not make any material change to the Credit and Collection Policy except for any such material change that (a) the Servicer certifies to the Trustee to provide substantially the same or better protections to BCC and does not adversely impact the collectibility of or the interest of the Trustee for the benefit of the Noteholders and the other Secured Parties in the Loans (a copy of which revised Credit and Collection Policy will be delivered to the Trustee and the Required Noteholders by BCC and with respect to which Required Noteholders shall not have objected within sixty (60) days of receipt of a copy of such revised Credit and Collection Policy) or (b) the Required Noteholders may approve in writing, which approval will not be unreasonably withheld.

Section 8.13 Further Assurances.

(a) By Brooke Party. Each Brooke Party severally agrees from time to time, at its respective expense, promptly to execute and deliver such further instruments and documents, and to take such further actions, as may be reasonably necessary or appropriate, or that the Trustee may reasonably request, to perfect, protect or more fully evidence the assignments and security interests granted under this Master Trust Indenture or to enable the Trustee, on behalf of the Secured Parties, to exercise and enforce its respective rights and remedies under this Master Trust Indenture. Without limiting the foregoing, each of the Issuer, BWF, the Servicer and BCC will, upon the request of the Required Persons of any Series, execute and file such financing or continuation statements, or amendments thereto, and such other instruments, notices and documents, that may be necessary or desirable, or that the Trustee may reasonably request, to perfect, protect, preserve or evidence the assignments and security interest granted under this Master Trust Indenture.

(b) By Trustee. If any Brooke Party fails to comply with subsection (a) above, such Brooke Party authorizes the Trustee for the benefit of the Noteholders and the other Secured Parties to file financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any part of the Trust Estate in order to enable the Trustee, for the benefit of the Noteholders and the other Secured Parties to exercise its rights and remedies under this Master Trust Indenture. A photocopy or other reproduction of this Master Trust Indenture shall be sufficient as a financing statement where permitted by law. The Trustee will send to the Issuer any financing or continuation statements thereto which it files (but a failure to do so shall not affect the effectiveness of such statements).

(c) Description of Trust Estate. BCC shall furnish to the Trustee from time to time such statements and schedules further identifying and describing the Trust Estate and such other reports in connection with the Trust Estate as the Trustee may reasonably request, all in reasonable detail.

Section 8.14 Notice of Adverse Claim. Each Brooke Party shall advise the Trustee and the Notice Persons of each Series promptly, in reasonable detail (a) of any Adverse Claim (other than Permitted Liens or Permitted Real Estate Encumbrances) known to it made or asserted against any of the Trust Estate, and (b) of the occurrence of any event which would have a Material Adverse Effect on the aggregate value of the Trust Estate or on the assignments and security interests granted by the Issuer in this Master Trust Indenture.

Section 8.15 Reporting Requirements.

(a) Reports for Trustee. BCC and the Issuer, as applicable, shall furnish, or cause to be furnished, to the Trustee and to the Notice Persons of each Series (electronically, if requested by any such Person):

(i) on each Determination Date, (A) a Servicer’s Certificate as of the last Business Day of the preceding Settlement Period and (B) a completed and executed Coverage Test Certificate, as defined in the related Series Supplement, calculated as of the end of the immediately preceding Settlement Period.

(ii) as soon as available, and in any event within 120 days after the end of each fiscal year of Brooke Corporation, audited annual consolidated financial statements of Brooke Corporation with the “unqualified opinion” (as that term is used and generally understood in the accounting profession) of Summers, Spencer & Callison, which annual financial statements shall include the consolidated balance sheets of Brooke Corporation as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of Brooke Corporation as for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of Brooke Corporation, stating that such consolidated financial statements have been prepared in accordance with GAAP and stating whether such officer has knowledge of the occurrence of any Default, Event of Default, Pay Out Event or Potential Pay Out Event, and, if so, stating in detail the facts with respect thereto;

(iii) as soon as available, and in any event within 120 days after the end of each fiscal year of BCC, audited annual consolidated financial statements of BCC with the “unqualified opinion” (as that term is used and generally understood in the accounting profession) of Independent Accountants, which annual financial statements shall include the consolidated balance sheets of BCC as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of BCC as for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of BCC , stating that such consolidated financial statements have been prepared in accordance with GAAP and stating whether such officer has knowledge of the occurrence of any Default, Event of Default, Pay Out Event or Potential Pay Out Event, and, if so, stating in detail the facts with respect thereto;

(iv) as soon as available and in any event within 45 days (or the next succeeding Business Day if the last day of such period is not a Business Day) after the end of each of the first three quarters of each fiscal year of Brooke Corporation, a consolidated balance sheet of Brooke Corporation as of the end of such quarter and including the prior comparable period, and consolidated statements of income of Brooke Corporation for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter prepared in accordance with GAAP, certified by the chief financial officer or chief accounting officer of Brooke Corporation identifying such balance sheets or statements as being the balance sheets or statements described in this Section 8.15(a)(iv) and stating that the information set forth therein fairly presents the financial condition of Brooke Corporation and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and subject to the auditors’ year end report and confirming that Brooke Corporation is in compliance with all financial covenants in this Master Trust Indenture;

(v) as soon as available and in any event within 45 days (or the next succeeding Business Day if the last day of such period is not a Business Day) after the end of each of the first three quarters of each fiscal year of BCC, a consolidated balance sheet of BCC as of the end of such quarter and including the prior comparable period, and consolidated statements of income of BCC for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter prepared in accordance with GAAP, certified by the chief financial officer or chief accounting officer of BCC identifying such balance sheets or statements as being the balance sheets or statements described in this Section 8.15(a)(v) and stating that the information set forth therein fairly presents the financial condition of BCC and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and subject to the auditors’ year end report and confirming that BCC is in compliance with all financial covenants in this Master Trust Indenture;

(vi) as soon as reasonably possible after, and in any event within three (3) Business Days after any Brooke Party’s or any of their respective officers’ knowledge of the occurrence of a Default, Event of Default, Pay Out Event or Potential Pay Out Event (including a material adverse change in the financial condition of the Issuer or BCC as determined by the Trustee and notified in writing to the Issuer or BCC ), the statement of the chief financial officer or treasurer of the Issuer or BCC, as applicable, setting forth complete details of such Default, , Event of Default, Pay Out Event or Potential Pay Out Event, such material adverse change and the action which the Issuer has taken, is taking and proposes to take with respect thereto;

(vii) at least 60 days prior to any change in the name of any Brooke Party, a notice setting forth the new name and the effective date thereof;

(viii) promptly after any Brooke Party obtains knowledge thereof, notice of any default under the Servicing Agreement;

(ix) as soon as reasonably possible after (and in any event no later than two (2) Business Days after receipt of) notice that BCC has permanently stopped selling Loans to BWF pursuant to the Purchase and Sale Agreement;

(x) as soon as reasonably possible after (and in any event no later than two (2) Business Days after receipt of) notice that BWF has permanently stopped selling Loans to the Issuer pursuant to the Loan Purchase Agreement;

(xi) promptly after receipt thereof, copies of all notices received by the Issuer from the Servicer under the Servicing Agreement;

(xii) promptly, from time to time, such other information, documents, Records or reports respecting the Loans, the Related Security or the condition or operations, financial or otherwise, of the Issuer, BWF, or BCC or any of its respective Subsidiaries which the Trustee or the Required Person of such Series may, from time to time, reasonably request; and

(xiii) prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the issuance of any Notes hereunder, or invalidating, or having the effect of invalidating, any provision of this Master Trust Indenture, or any other Transaction Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

(b) The Issuer shall provide the Servicer (if the Servicer is not BCC or an Affiliate of BCC or the Issuer) with any and all information reasonably necessary or appropriate in connection with the administration and collection of the Loans.

Section 8.16 Separateness of the Issuer.

(a) Independent Director. The Issuer shall at all times maintain at least one independent director who (i) does not have any direct financial interest or any material indirect financial interest in the Issuer, or in any Affiliate of the Issuer, (ii) is not, and has not been, connected with the Issuer or any Affiliate of the Issuer as an officer, employee, promoter, underwriter, trustee, partner or Person performing similar functions and is not a member of the immediate family of any such officer or employee and (iii) is not, and has not been, a director (other than as an independent director for an Affiliate of the Issuer which is a limited special purpose corporation) or stockholder of any Affiliate of the Issuer and is not a member of the immediate family of any such director or stockholder.

(b) No Participation in Management of Other Persons. The Issuer shall not direct or participate in the management of any other Person’s operations, and no other Person, other than the officers and directors of the Issuer, shall be permitted to direct or participate in the management of the Issuer.

(c) Allocation of Overhead. The Issuer shall maintain a principal executive and administrative office through which its business is conducted, and, to the extent that the Issuer and any other Persons have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs between them, and each such entity shall bear its fair share of such expenses.

(d) Restrictions on Transactions. The Issuer shall engage only in those transactions described in its certificate of organization and operating agreement and matters necessarily incident thereto.

(e) Allocation of Costs. The Issuer shall ensure that, (i) to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between such entities and that each such entity shall bear its fair share of such costs and (ii) to the extent that the Issuer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or between such entities for whose benefit the goods and services are provided and that each such entity shall bear its fair share of such costs.

(f) Use Own Funds; No Commingling. The Issuer shall at all times provide for its own operating expenses and liabilities from its own funds, shall not allow its funds to be diverted to any other Person or for other than the use of the Issuer, and shall not, except as may be expressly permitted by agreements of the Issuer, allow its funds to be commingled with those of any Affiliate of the Issuer.

(g) Separate Assets. The Issuer shall maintain its assets and transactions separately from those of any other Person, reflect such assets and transactions in financial statements separate and distinct from those of any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person.

(h) Transactions with Affiliates. The Issuer shall ensure that all transactions between the Issuer and any of its Affiliates shall be only on an arm’s-length basis.

(i) Issuer to Use Own Name. The Issuer shall hold itself out to the public under its own name as a legal entity separate and distinct from any other Person, shall act solely in its own name and through its own authorized officers and agents, and no Affiliate of the Issuer shall be appointed to act as agent by the Issuer, except as may be expressly permitted by any Transaction Document of the Issuer.

(j) No Appearance of Being a Guarantor. The Issuer shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person, except as may be expressly permitted in any agreements of the Issuer.

(k) No Joint Accounts. Except as provided herein or in any other Transaction Document, the Issuer shall not maintain any joint account with any other Person or become liable as a guarantor or otherwise with respect to any debt or Contractual Obligation of any other Person.

(l) No Liens to Secure Other Person’s Obligations. The Issuer shall not make any payment or distribution of assets with respect to any obligation of any other Person or grant any Lien on any of its assets to secure any obligation of any other Person.

(m) Lending and Borrowing. The Issuer shall not make loans, advances or otherwise extend credit to any other Person, except on an arm’s-length basis, and shall not permit any Affiliate of the Issuer to advance funds to the Issuer or otherwise supply funds to, or guaranty debts of, the Issuer.

(n) Meetings. The Issuer shall hold regular meetings of its members and directors/managers as set forth in its organizational documents and shall make and retain minutes of such meetings.

(o) Independent Business Decisions. The Issuer shall ensure that decisions with respect to its business and daily operations shall be independently made by the Issuer (although the officer making any particular decision may also be an officer or director of any Affiliate of the Issuer) and shall not be dictated by an Affiliate of the Issuer.

(p) Tax Returns. Except to the extent that the Issuer is treated as a disregarded entity for tax purposes, the Issuer shall file its own tax returns or, if it is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall ensure that any financial reports required of the Issuer shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

(q) Segregation of Assets. The Issuer shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(r) Organizational Documents. The Issuer shall comply with all provisions of its certificate of organization and operating agreement.

(s) Substantive Non-Consolidation Opinion. The Issuer shall comply with all assumptions set forth in the substantive non-consolidation opinion delivered to the Noteholders and the Trustee pursuant to the applicable Series Note Purchase Agreement.

Section 8.17 Compliance with FAS 140. Notwithstanding any provision of this Master Trust Indenture to the contrary, each of BCC, BWF, and the Issuer agree that neither BCC nor BWF shall not make, and the Issuer shall not accept, any contribution the effect of which should be to cause the Issuer to lose its treatment as a “qualified special purpose entity” under Financial Accounting Standard 140 (“FAS 140”). Furthermore, each of BCC, BWF, and the Issuer shall not take any action the effect of which should be to cause the Issuer to lose its treatment as a “qualified special purpose entity” under FAS 140.

Section 8.18 Separateness of BWF.

(a) Independent Director. BWF shall at all times maintain at least one independent director who (i) does not have any direct financial interest or any material indirect financial interest in BWF, or in any Affiliate of BWF, (ii) is not, and has not been, connected with BWF or any Affiliate of BWF as an officer, employee, promoter, underwriter, trustee, partner or Person performing similar functions and is not a member of the immediate family of any such officer or employee and (iii) is not, and has not been, a director (other than as an independent director for an Affiliate of BWF which is a limited special purpose corporation) or stockholder of any Affiliate of BWF and is not a member of the immediate family of any such director or stockholder.

(b) No Participation in Management of Other Persons. BWF shall not direct or participate in the management of any other Person’s operations, and no other Person, other than the officers and directors of BWF, shall be permitted to direct or participate in the management of BWF.

(c) Allocation of Overhead. BWF shall maintain a principal executive and administrative office through which its business is conducted, and, to the extent that BWF and any other Persons have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs between them, and each such entity shall bear its fair share of such expenses.

(d) Restrictions on Transactions. BWF shall engage only in those transactions described in its certificate of organization and operating agreement and matters necessarily incident thereto.

(e) Allocation of Costs. BWF shall ensure that, (i) to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between such entities and that each such entity shall bear its fair share of such costs and (ii) to the extent that BWF contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or between such entities for whose benefit the goods and services are provided and that each such entity shall bear its fair share of such costs.

(f) Use Own Funds; No Commingling. BWF shall at all times provide for its own operating expenses and liabilities from its own funds, shall not allow its funds to be diverted to any other Person or for other than the use of BWF, and shall not, except as may be expressly permitted by agreements of BWF, allow its funds to be commingled with those of any Affiliate of BWF.

(g) Separate Assets. BWF shall maintain its assets and transactions separately from those of any other Person, reflect such assets and transactions in financial statements separate and distinct from those of any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person.

(h) Transactions with Affiliates. BWF shall ensure that all transactions between BWF and any of its Affiliates shall be only on an arm’s-length basis.

(i) BWF to Use Own Name. BWF shall hold itself out to the public under its own name as a legal entity separate and distinct from any other Person, shall act solely in its own name and through its own authorized officers and agents, and no Affiliate of BWF shall be appointed to act as agent by BWF, except as may be expressly permitted by any agreements of BWF.

(j) No Appearance of Being a Guarantor. BWF shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person, except as may be expressly permitted in any agreements of BWF.

(k) No Joint Accounts. Except as provided herein or in any other Transaction Document, BWF shall not maintain any joint account with any other Person or become liable as a guarantor or otherwise with respect to any debt or Contractual Obligation of any other Person.

(l) No Liens to Secure Other Person’s Obligations. BWF shall not make any payment or distribution of assets with respect to any obligation of any other Person or grant any Lien on any of its assets to secure any obligation of any other Person.

(m) Lending and Borrowing. BWF shall not make loans, advances or otherwise extend credit to any other Person, except on an arm’s-length basis, and shall not permit any Affiliate of BWF to advance funds to BWF or otherwise supply funds to, or guaranty debts of, BWF.

(n) Meetings. BWF shall hold regular meetings of its members and directors/managers as set forth in its organizational documents and shall make and retain minutes of such meetings.

(o) Independent Business Decisions. BWF shall ensure that decisions with respect to its business and daily operations shall be independently made by BWF (although the officer making any particular decision may also be an officer or director of any Affiliate of BWF) and shall not be dictated by an Affiliate of BWF.

(p) Tax Returns. Except to the extent that the Issuer is treated as a disregarded entity for tax purposes, BWF shall file its own tax returns or, if it is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall ensure that any financial reports required of BWF shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

(q) Segregation of Assets. BWF shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(r) Organizational Documents. BWF shall comply with all provisions of its certificate of organization and operating agreement.

(s) Substantive Non-Consolidation Opinion. BWF shall comply with all assumptions set forth in the substantive non-consolidation Opinion delivered to the Noteholders and the Trustee pursuant to the applicable Series Note Purchase Agreement.

Section 8.19 Purchase and Sale Agreement. Except as amended and restated as of the date hereof, neither BWF nor BCC will amend, waive or modify any provision of the Purchase and Sale Agreement in any respect or waive the occurrence of any default under such Purchase and Sale Agreement, without in each case the prior written consent of the Required Noteholders. Each of BWF and BCC will perform all of its obligations under the Purchase and Sale Agreement and will enforce the Purchase and Sale Agreement in accordance with its terms.

Section 8.20 Loan Purchase Agreement. Neither the Issuer nor BWF will amend, waive or modify any provision of the Loan Purchase Agreement in any respect or waive the occurrence of any default under such Loan Purchase Agreement, without in each case the prior written consent of the Required Noteholders. Each of the Issuer and BWF will perform all of its obligations under the Loan Purchase Agreement and will enforce the Loan Purchase Agreement in accordance with its terms.

Section 8.21 Title to Loans Purchased from BCC. BWF will purchase each Loan from BCC in accordance with the terms of the Purchase and Sale Agreement, and BWF will acquire all legal and equitable title to such Loans and the Related Security free and clear of any Adverse Claims other than Permitted Liens or Permitted Real Estate Encumbrances. Without limiting the foregoing, BWF will take all actions (including, without limitation, the filing of all financing statements or other similar instruments or documents under the UCC of all applicable jurisdictions and the giving of all notices that may be required under the laws of any applicable jurisdiction) required in order to perfect and protect BWF’s interest in the Loans and Related Security with respect thereto as against any purchasers from, or creditors of, BCC.

Section 8.22 Title to Loans Purchased from BWF. The Issuer will purchase each Loan from BWF in accordance with the terms of the Loan Purchase Agreement, and the Issuer will acquire all legal and equitable title to such Loans and the Related Security free and clear of any Adverse Claims other than Permitted Liens or Permitted Real Estate Encumbrances. Without limiting the foregoing, the Issuer and the Servicer will take all actions (including, without limitation, the filing of all financing statements or other similar instruments or documents under the UCC of all applicable jurisdictions and the giving of all notices that may be required under the laws of any applicable jurisdiction) required in order to perfect and protect the Issuer’s interest in the Loans and Related Security with respect thereto as against any purchasers from, or creditors of, BWF.

Section 8.23 Nature of Business. The Issuer will not engage in any business other than as permitted under its certificate of organization. The Issuer will not create or form any Subsidiary.

Section 8.24 Mergers, Etc.

(a) Issuer Will Not Merge, Etc. The Issuer will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, without the prior consent of the Required Persons of each Series.

(b) BWF Will Not Merge, Etc. BWF will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, it being understood that one or more securitization transactions on market terms shall not constitute a prohibited disposition), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, or permit any other Person to become the successor to BWF’s business unless (i) BWF shall be the surviving entity (unless the Required Person for each Series shall otherwise agree in writing), (ii) such Person shall conduct substantially similar business activities and (iii) such merger be acceptable to the Required Person for each Series.

(c) BCC Will Not Merge, Etc. BCC will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, it being understood that one or more securitization transactions on market terms shall not constitute a prohibited disposition), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, or permit any other Person to become the successor to BCC’s business unless (i) BCC shall be the surviving entity (unless the Required Person for each Series shall otherwise agree in writing), (ii) such Person shall conduct substantially similar business activities and (iii) such merger is acceptable to the Required Persons for each Series.

Section 8.25 Distributions, Etc. The Issuer will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interest of the Issuer, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests of the Issuer or any warrants, rights or options to acquire any such membership interests, now or hereafter outstanding; provided, however, that the Issuer may declare and pay cash distributions on its equity to its members so long as (a) no Default or Event of Default shall then exist or would occur as a result thereof, (b) such distributions are in compliance with all applicable law including the limited liability company law of the state of Issuer’s incorporation, and (c) such distributions have been approved by all necessary and appropriate company action of the Issuer.

Section 8.26 Indebtedness. Except as provided for herein, the Issuer will not incur any Indebtedness, other than any Indebtedness incurred pursuant to any Transaction Document.

Section 8.27 Issuer Organizational Documents. The Issuer will not, without the prior written consent of the Required Persons for each Series, amend or otherwise modify its certificate of organization or operating agreement.

Section 8.28 Audits By Trustee. Right to Audit. As long as no Event of Default, Master Trust Administrator Default, Servicer Termination Event, or Subservicer Default shall have occurred and be continuing, the Trustee (or the Trustee’s agents or representatives) shall within 45 days after the end of March and September of each year, beginning with March 31, 2008, and upon giving five (5) days prior written notice (i) examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of BWF, the Issuer or the Subservicer relating to the Loans and the Loan Collateral, and (ii) may visit the offices and properties of BWF, the Issuer or the Subservicer for the purpose of examining such materials, and discuss matters relating to the Loans or the performance hereunder with any of the officers or employees of BWF, the Issuer or the Subservicer having knowledge of such matters. The Issuer will reimburse the Trustee for its reasonable out-of-pocket expenses incurred in conducting such audits within 30 days after its receipt of a request and itemized invoice (and supporting receipts and other documentation) for such expenses, in connection with these audits conducted each calendar year after the end of March and September by the Trustee (or the Trustee’s agents or representatives) for the benefit of the Noteholders and the other Secured Parties, pursuant to this Section 8.28.

Section 8.29 Collections.

(a) Each Brooke Party shall, to the extent the Issuer has the right or obligation to do so pursuant to the Transaction Documents:

(i) instruct (A) each Brooke Insurance Agent to deposit all Collections received by it to the related Receipts Trust Account and (B) each Funeral Home to deposit all Collections received by it to its designated operating account;

(ii) cause all Collections deposited in each Receipts Trust Account to be remitted to the Consolidation Receipts Trust Account within one (1) Business Day after such deposit;

(iii) cause all Collections deposited in the Consolidation Receipts Trust Account to be remitted to the Master Receipts Trust Account within two (2) Business Days after such deposit;

(iv) cause all Collections deposited in the Master Receipts Trust Account to be remitted to the Collection Account within two (2) Business Days after such deposit pursuant to, and in accordance with, the Master Agent Security Agreement;

(v) cause each Receipts Trust Account to be maintained solely in the name of Master Agent; and

(vi) cause the Master Receipts Trust Account and the Consolidation Receipts Trust Account to be subject at all times to a Trust Account Control Agreement.

(b) If any Collections with respect to the Loans are received by any Brooke Party or any of their respective Affiliates, then at all times prior to remittance thereof to the appropriate Trust Account, as the case may be, such Brooke Party or such Affiliate shall hold such Collections in trust, for the exclusive benefit of the Trustee on behalf of the Secured Parties.

(c) The Subservicer and the Master Agent Servicer each agrees that it will use its best efforts (and will cause each of its Affiliates to use their best efforts) not to permit any check or other funds to be deposited into any Trust Account other than:

(i) Collections on the Trust Estate; and

(ii) collections on other loans remitted to a Trust Account, but only to the extent such collections are subject to a Trust Account Intercreditor Agreement.

To the extent any such “Other Receipts” or other funds that are not Collections are deposited into any Trust Account, the Master Agent Servicer shall promptly (and in any event within two (2) Business Days) identify such funds and cause such funds to be segregated from the Collections on the Trust Estate in accordance with the Master Agent Security Agreement. To the extent any funds other than Collections are deposited into the Collection Account, the Subservicer shall promptly (and in any event within two (2) Business Days) identify such funds and notify BWF, the Servicer, the Collection Account Bank and the Trustee of the same and the Servicer shall direct the Collection Account Bank to remit such funds to the Person entitled thereto. The Trustee may, on behalf of the Noteholders, at any time following the occurrence of an Event of Default (other than an Event of Default that has been waived in writing by the Required Noteholders) request each Brooke Party to, and each Brooke Party thereupon promptly shall, direct all Obligors to remit all payments with respect to Loans with respect thereto to a new depository account or lock-box specified by the Trustee (which new account shall, if so directed by the Trustee, be established in the Trustee’s own name for the benefit of the Secured Parties).

(d) No Brooke Party will add or terminate any Trust Account relating to the Loans from those listed in the Schedule of Loans, or make any change in its instructions to Obligors or insurance companies regarding payments to be made to any Brooke Party or payments to be made to any Trust Account, unless (i) the Trustee shall have received written notice of such addition, termination or change together with an amended the Schedule of Loans and (ii) with respect to any change relating to the Consolidation Receipts Trust Account or the Master Receipts Trust Account, such change shall have been approved in writing by the Required Noteholders.

Section 8.30 Ownership and Tax Classification. BCC will at all times directly own 100% of the membership interests of BWF. If BCC desires to divest a portion of its ownership interest in BWF, it shall so notify the Trustee in writing with all applicable details of such proposed divestment. BWF will at all times directly own 100% of the ownership interests in the Issuer. Each of BWF and the Issuer will at all time be entities the separate existence of which from BCC is disregarded for federal income tax purposes.

Section 8.31 Transaction Documents. No amendment or modification can be made to any Transaction Document without the prior written consent of the Required Noteholders; provided, however, that the Trust Account Intercreditor Agreements may be amended to add additional creditors provided no other material changes are made to such agreements.

Section 8.32 Performance of Obligations; Servicing of Loans. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders shall otherwise consent in writing:

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly permitted or provided in this Indenture, the Servicing Agreement, the other Transaction Documents or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under the Indenture, and any performance of such duties by a Person identified to the Trustee in a Brooke Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in the Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate, including but not limited to preparing

(or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of the Indenture and the Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Required Persons of each Series.

(d) If a Responsible Officer of the Issuer shall have actual knowledge of the occurrence of a Servicer Termination Event or a Subservicer Default, the Issuer shall promptly notify the Trustee, and the Rating Agencies thereof in accordance with Section 16.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Termination Event or Subservicer Default shall arise from the failure of the Servicer or Subservicer to perform any of its respective duties or obligations under the Servicing Agreement or the Subservicing Agreement, as applicable, the Issuer shall take all reasonable steps available to it to remedy such failure, including any action reasonably requested by the Trustee.

(e) If the Trustee has given notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 6.2 of the Servicing Agreement, as promptly as possible thereafter, the Trustee shall appoint a successor servicer in accordance with Section 6.3 of the Servicing Agreement.

(f) The Issuer agrees that it will not waive timely performance or observance by the Servicer, BCC, or BWF of its respective duties under the Transaction Documents if the effect thereof would adversely affect any of the Secured Parties.

(g) The Issuer shall take all actions reasonably requested by the Trustee to enforce the Issuer’s rights and remedies under the Transaction Documents.

ARTICLE 9.

PAY OUT EVENTS

If any one of the following events shall occur during the Revolving Period, the Accumulation Period, the Controlled Amortization Period or the Principal Amortization Period, with respect to any Series of Notes (each, a “Pay Out Event”):

(a) the Issuer or BWF shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act of 1940, as amended;

(b) any Servicer Termination Event shall occur;

(c) the Trustee shall, for any reason, fail or cease to have a valid and perfected first priority security interest in all or any portion of the Loans and Related Security, and any other Issuer assets within the Trust Estate free and clear of any Adverse Claims (and, solely with respect to the Collections and proceeds with respect to the foregoing or other proceeds of any item of collateral described above, to the extent provided in Section 9-306 of the UCC); or

(d) any other event shall occur which may be specified in any Series Supplement as a “Series Pay Out Event”;

then, in the case of any event described in clause (a) through (c) above (collectively, an “Issuer Pay Out Event”), a Pay Out Event with respect to all Series of Notes shall occur and unless otherwise specified in the related Series Supplement, in the case of any event described in clause (d) above, a Pay Out Event with respect to only Notes of the related Series shall occur, in each case, unless otherwise specified in a related Series Supplement, without any notice or other action on the part of the Trustee or the affected Noteholders immediately upon the occurrence of such event. Upon the occurrence of a Pay Out Event, the Rapid Amortization Period, or, if specified in a Series Supplement, the Rapid Accumulation Period will commence for each affected Series.

ARTICLE 10.

EVENTS OF DEFAULT AND REMEDIES

Section 10.1 Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(b) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(c) any event that constitutes a Issuer Pay Out Event.

Section 10.2 Rights Upon the Occurrence of an Event of Default. Upon the occurrence of an Event of Default, (a) all outstanding principal amounts of all Notes of all Series shall be due and payable at par, together with accrued interest thereon, and all other Issuer Obligations under this Indenture shall become immediately due and payable, without presentment, demand, protest, or notice of any kind, (b) interest shall accrue at the Default Rate, and (c) if the Issuer fails to pay in full all such accrued interest, and all other Obligations, the Trustee, on behalf of the Noteholders of each Series, shall have the right to exercise any of the following remedies in respect of the Loans:

(a) If and whenever an Event of Default (other than in clauses (b) and (c) of Section 10.1) shall have occurred and be continuing, the Trustee may, and, at the written direction of the Required Noteholders shall, cause the principal amount of all Notes of all Series outstanding to be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Issuer specified in clause (b) and (c) of Section 10.1 shall occur, all unpaid principal of and accrued interest on all the Notes of all Series outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If an Event of Default shall have occurred and be continuing, the Trustee may exercise from time to time any rights and remedies available to it under applicable law and Section 10.4. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the Issuer Obligations and shall be applied as provided in ARTICLE 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it solely with respect to such Series as a result of the occurrence of an Event of Default to the extent set forth therein.

(b) The Trustee may terminate BCC as Master Trust Administrator and Subservicer and appoint a successor Master Trust Administrator and an Eligible Servicer as successor Subservicer.

(c) The Trustee shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Trustee in law, in equity, or under any other agreement between the Trustee and the Issuer.

(d) In addition to all the rights and remedies conferred to the Trustee under this Master Trust Indenture or available to the Trustee in law, in equity, or under any other agreement between the Trustee and the Issuer, upon occurrence of an Event of Default the Noteholders of each Series shall have the rights and remedies specified in the applicable Series Supplement.

Section 10.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

(c) In any Proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any such Person a party to any such proceedings.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of the Trustee’s negligence, bad faith or willful misconduct) and of the Secured Parties allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Secured Parties in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties and of the Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Secured Parties allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Secured Parties, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence, bad faith or willful misconduct.

(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Secured Party or to authorize the Trustee to vote in respect of the claim of any Secured Party in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(f) All rights of action and of asserting claims under this Master Trust Indenture or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the Secured Parties.

Section 10.4 Additional Remedies. If an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following:

(a) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable under the Transaction Documents, enforce any judgment obtained, and collect from the Issuer and any other obligor under the Transaction Documents monies adjudged due;

(b) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(c) subject to the limitations set forth in clause (d) below, exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Secured Parties; and

(d) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that no Brooke Party shall have the right to buy the Trust Estate or any portions hereof and provided further, that the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless:

(i) the Holders of 100% of all of the outstanding Notes and, unless otherwise specified in the applicable Series Supplement, the Enhancement Providers of each Series of all outstanding Series consent thereto,

(ii) the proceeds of such sale or liquidation allocated to a certain Asset Pool and distributable to the Noteholders and Enhancement Providers of each Series are sufficient to discharge in full all amounts then due and unpaid with respect to all outstanding Notes and to the Enhancement Providers of all outstanding Series at such date for principal and interest and any other amounts due Noteholders, or

(iii) the Trustee determines that the proceeds of the respective Asset Pools will not continue to provide sufficient funds for the payment of principal of and interest on the outstanding Notes of all outstanding Series as such amounts would have become due if the Notes had not been declared due and payable, and the Trustee obtains the consent of the Required Noteholders and the Enhancement Providers.

In determining such sufficiency or insufficiency with respect to clauses (d)(ii) and (d)(iii), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Loans in the Trust Estate for such purpose.

Section 10.5 Waiver of Past Events. If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in subsection 10.2., the Required Persons of each Series may waive any past Default or Event of Default and its consequences except a Default in payment of principal (or premium, if any) of or interest on any of the Notes. In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 10.6 Limitation on Suits. No Secured Party shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Master Trust Indenture and related Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Secured Party previously has given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% in principal amount of the outstanding Notes of all affected Series have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Secured Party has offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Required Noteholders;

it being understood and intended that no one or more Secured Parties shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Secured Parties or to obtain or to seek to obtain priority or preference over any other Secured Parties or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Secured Parties, each representing less than the Required Noteholders, the Trustee shall proceed in accordance with the request of the greater majority of the outstanding principal amount of the Notes, as determined by reference to such requests.

Section 10.7 Unconditional Rights of Holders to Receive Payment; Withholding Taxes.

(a) Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest, if any, on the Note, on or after the respective due dates expressed in the Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

(b) The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Noteholders and otherwise comply with the provisions of this Indenture applicable to it.

Section 10.8 Restoration of Rights and Remedies. If any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

Section 10.9 The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Secured Parties allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Secured Parties, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 11.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 11.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, notes and other properties which the Secured Parties may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 10.10 Priorities. Following the declaration of a Pay Out Event or an Event of Default pursuant to ARTICLE 9 or Section 10.1, all amounts in any Payment Account, including any money or property collected pursuant to Section 10.3, shall be applied by the Trustee on the related Payment Date in accordance with the provisions of ARTICLE 5 and the applicable Series Supplement.

The Trustee may fix a record date and payment date for any payment to Secured Parties pursuant to this Section. At least 15 days before such record date the Issuer shall send a written notice to each Secured Party and the Trustee that states the record date, the payment date and the amount to be paid.

Section 10.11 Undertaking for Costs. All parties to this Indenture agree, and each Secured Party shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate outstanding principal balance of the Notes on the date of the filing of such action or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 10.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.13 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Secured Party to exercise any right or remedy accruing upon any Default, Event of Default, Pay Out Event or Potential Pay Out Event shall impair any such right or remedy or constitute a waiver of any such Default, Event of Default, Pay-Out Event or Potential Pay-Out Event or an acquiescence therein. Every right and remedy given by this Section 10.13 or by law to the Trustee or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Secured Parties, as the case may be.

Section 10.14 Control by Noteholders. Subject to the terms of Section 10.4, the Required Noteholders of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series of the Notes or exercising any trust or power conferred on the Trustee; provided, that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture; and

(ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 11.1, the Trustee need not take any action that it determines might involve it in liability unless indemnified in accordance with Section 11.2(e) or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 10.15 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.16 Action on Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this

Indenture nor any rights or remedies of the Trustee or the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

Section 10.17 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Trustee to do so, the Issuer agrees to take all such lawful action as the Trustee or any Required Person may reasonably request to compel or secure the performance and observance by BWF, BCC and the Servicers, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Trustee or any Required Person, including the transmission of notices of default on the part of BCC, BWF or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by BCC, BWF or the Servicer of each of their respective obligations under the Transaction Documents.

(b) If an Event of Default has occurred and is continuing, the Trustee may, and, at the direction (which direction shall be in writing) of the Required Noteholders shall, subject to Section 11.2(b), exercise all rights, remedies, powers, privileges and claims of the Issuer against any Brooke Party or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by any Brooke Party or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.

Section 10.18 Reassignment of Surplus. Promptly after termination of this Indenture and the payment in full of the Issuer Obligations, any proceeds of all the Loans and other assets in the Trust Estate received or held by the Trustee shall be turned over to the Issuer and the Loans and other assets in the Trust Estate shall be released to the Issuer by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

ARTICLE 11.

THE TRUSTEE

Section 11.1 Duties of the Trustee.

(a) If an Event of Default has occurred and is continuing, and of which a Trust Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default of which a Trust Officer has not received written notice; and provided, further, that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b) Except during the occurrence and continuance of an Event of Default:

(i) the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of negligence and bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Transaction Documents to which the Trustee is a party, provided, further, that the Trustee shall, absent manifest error, not be responsible for the accuracy or content of any of the aforementioned documents and the Trustee shall have no obligation to verify or recompute any numeral information provided to it pursuant to the Transaction Documents.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or for the breach of the express terms of the Indenture, except that:

(i) this clause does not limit the effect of clause (b) of this Section 11.1;

(ii) the Trustee shall not be personally liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.14;

(iv) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in Section 5.1 of the Servicing Agreement unless a Trust Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Enhancement Provider, the Servicer or any Holders of Notes evidencing not less than 10% of the aggregate outstanding principal balance of the Notes of any Series adversely affected thereby.

(d) Notwithstanding anything to the contrary contained in this Indenture or any of the Transaction Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the security afforded to it by the terms of this Indenture.

(e) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA (if this Indenture is required to be qualified under the TIA).

(f) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under each Servicing Agreement.

(g) Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Issuer in any asset of the Trust Estate now existing or hereafter created or to impair the value of any asset of the Trust Estate now existing or hereafter created.

(h) Except as provided in this Section 11.1(h), the Trustee shall have no power to vary the corpus of the Trust Estate including, without limitation, the power to (i) accept any substitute obligation for an asset of the Trust Estate assigned by the Issuer under the Granting Clause of this Master Trust Indenture except for actions expressly authorized by this Indenture or (ii) release any assets from the Trust Estate, except in each case as permitted or contemplated by the Transaction Documents permitted under Section 10.18, Section 13.1, Section 13.4, Section 16.1 or ARTICLE 5 of this Master Trust Indenture.

(i) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, notices or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any other Transaction Document, shall examine them to determine whether they substantially conform to the requirements of this Indenture or the other Transaction Documents, and shall forward them to the Noteholders.

(j) Without limiting the generality of this Section 11.1 and subject to the other provisions of this Indenture, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (iv) to inspect the Loans at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, BWF’s, BCC’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Loan files under the Transaction Documents.

(k) Subject to Section 11.1(d), in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(l) No provision of this Indenture shall be construed to require the Trustee to perform, or accept any responsibility for the performance of, the obligations of the Master Trust Administrator or the Servicer under the Servicing Agreement until it shall have assumed such obligations in accordance with the provisions of the Servicing Agreement.

(m) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no Default or Event of Default.

(n) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

Section 11.2 Rights of the Trustee. Except as otherwise provided by Section 11.1:

(a) The Trustee may conclusively rely on and shall be protected in acting upon or refraining from acting upon and in accord with, without any duty to verify the contents or recompute any calculations therein, any document (whether in its original or facsimile form), including any assignment of Subsequently Purchased Loans, the initial report, the monthly Servicer’s Certificate, the Monthly Noteholders’ Statement, any resolution, Brooke Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, believed by it to be genuine and to have been signed by or presented by the proper person. Subject to Section 11.1, the Trustee, absent manifest error, need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection or the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians and nominees and the Trustee shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorneys, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith or a breach of the express terms of this Indenture.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, any Series Supplement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders or any Enhancement Provider, pursuant to the provisions of this Indenture or any Series Supplement, unless such Noteholders or the Enhancement Provider shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture or any Series Supplement and any Enhancement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(f) The Trustee shall not, absent manifest error, be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including, any assignment of Subsequently Purchased Loans, the initial report, the monthly Servicer’s certificate, the annual Servicer’s certificate, the Monthly Noteholders’ Statement), unless requested in writing so to do by the Holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of Notes of any Series or any Enhancement Provider which could be materially adversely affected if the Trustee does not perform such acts, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

(g) The Trustee shall have no liability for the selection of Permitted Investments and shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct or negligence. The Trustee shall have no obligation to invest or reinvest any amounts except as provided in this Indenture or as directed by the Issuer (or the Servicer on its behalf).

(h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act on its behalf hereunder.

(j) Except as may be required by subsections Section 11.1(b), Section 11.1(i), Section 11.2(a) and Section 11.2(f), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by BWF, BCC or the Servicer with their respective representations and warranties or for any other purpose.

Section 11.3 Trustee Not Liable for Recitals in Notes. The Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture and in the Notes (other than the signature and authentication of the Trustee on the Notes). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the signature and authentication of the Trustee on the Notes) or of any asset of the Trust Estate or related document. The Trustee shall not be accountable for the use or application by the Issuer, BWF or BCC of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to BWF, BCC or to the Issuer in respect of the Trust Estate or deposited in or withdrawn from the Collection Account or any Series Account by the Servicer.

Section 11.4 Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 11.9 and Section 11.11.

Section 11.5 Notice of Defaults. If a Default, Event of Default, Pay Out Event or Potential Pay Out Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide each Notice Person (and, with respect to any Event of Default or Pay Out Event, each Noteholder (or, in the case of a Series Pay Out Event, each Noteholder of the relevant Series)) and each Rating Agency promptly (and in any event within three (3) Business Days) after such knowledge or notice occurs, to the extent possible by telephone and facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Note Register.

Section 11.6 Compensation.

(a) To the extent not otherwise paid pursuant to the Indenture, the Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, the Issuer will pay or reimburse the Trustee for all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Trustee) incurred or made by the Trustee in accordance with any of the provisions of this Master Trust Indenture and any Series Supplement except any such expense, disbursement or advance as may arise from its own willful misconduct, negligence or bad faith or breach of the express terms of this Indenture.

(b) The obligations of the Issuer under this Section 11.6 shall survive the termination of this Master Trust Indenture and the resignation or removal of the Trustee.

Section 11.7 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 11.7.

(b) The Trustee may, after giving sixty (60) days prior written notice to the Issuer and the Servicer, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Issuer may remove the Trustee by so notifying the Trustee, each Secured Party, the Servicer, and the Notice Persons of each Series. The Issuer may remove the Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee if

(i) the Trustee fails to comply with Section 11.9;

(ii) a court or Federal or state bank regulatory agency having jurisdiction in the premises in respect of the Trustee shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee’s property, or ordering the winding-up or liquidation of the Trustee’s affairs;

(iii) the Trustee consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv) the Trustee becomes legally incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Master Trust Administrator shall promptly appoint a successor Trustee acceptable to Required Persons of each Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning and one copy to the successor trustee.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers and duties of the Trustee under this Master Trust Indenture and any Series Supplement. The successor Trustee shall send a written notice of its succession to the Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid and all documents and statements held by it hereunder, and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. Notwithstanding replacement of the Trustee pursuant to this Section 11.7, the Issuer’s obligations under Section 11.6 and Section 11.16 shall continue for the benefit of the retiring Trustee.

(d) No successor trustee shall accept appointment as provided in this Section 11.7 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.9 hereof

Section 11.8 Successor Trustee by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 11.9 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a) (if this Indenture is required to be qualified under the TIA).

The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody’s and BBB- by Standard & Poor’s having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9) (if this Indenture is required to be qualified under the TIA); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

(a) In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

Section 11.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Master Trust Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 11.10 such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.7. No co-trustee shall be appointed without the consent of the Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder. The appointment of any co-trustee or separate trustee shall not relieve the Trustee of any of its obligations hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer under the Servicing Agreement), the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees, hereunder, including acts or omissions of predecessor or successor trustees;

(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(v) the Trustee shall remain primarily liable for the actions of any co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Master Trust Indenture and the conditions of this ARTICLE 11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Master Trust Indenture and any Series Supplement, specifically including every provision of this Master Trust Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Master Trust Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 11.11 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b) (if this Indenture is required to be qualified under the TIA). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated (if this Indenture is required to be qualified under the TIA).

Section 11.12 Tax Returns. Neither the Trustee nor (except to the extent the Servicer breaches its obligations or covenants contained in the Servicing Agreement) the Servicer shall be liable for any liabilities, costs or expenses of the Issuer, the Noteholders nor the Note Owners arising under any tax law, including without limitation federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

Section 11.13 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Master Trust Indenture or any Series of Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee.

Section 11.14 [RESERVED]

Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants to the Issuer and the Secured Parties that:

(i) the Trustee is a banking corporation duly organized, existing and authorized to engage in the business of banking under the laws of the State of New York;

(ii) the Trustee has full power, authority and right to execute, deliver and perform this Master Trust Indenture and any Series Supplement and each other Transaction Document to which it is a party issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Master Trust Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;

(iii) this Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(iv) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 11.9.

Section 11.16 The Issuer Indemnification of the Trustee. The Issuer shall fully indemnify and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Master Trust Indenture or any Series Supplement and any other Transaction Document to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Issuer shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence, bad faith or willful misconduct by the Trustee. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 11.17 Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer or the Master Trust Administrator may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Master Trust Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Issuer or the Master Trust Administrator actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 11.18 Trustee’s Obligation to request approval. Unless otherwise specified in this Indenture, the Required Noteholders or, if only one Series of Notes is concerned, the Required Persons of this Series of Notes, shall have the right to direct the timing, method and location of exercising any trust or power conferred to the Trustee, or instruct the Trustee otherwise to execute its rights and obligations under this Indenture and the other Transaction Documents; provided, however, that subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee is advised by counsel that the action so directed may not lawfully be taken, or if the Trustee in good faith shall determine that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of the Noteholders not party to such direction and; provided further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Required Noteholders.

Section 11.19 Concerning the rights of the Trustee. The rights, privileges and immunities afforded to the Trustee in the performance of its duties under this Indenture shall apply equally to the performance by the Trustee of its duties under each other Transaction Document to which it is a party.

ARTICLE 12.

THE MASTER TRUST ADMINISTRATOR

Section 12.1 Duties of the Master Trust Administrator. The Master Trust Administrator shall provide to the Issuer the services and perform its obligations described herein and the other Transaction Documents and shall act on behalf of the Issuer as required in this Master Trust Indenture and the other Transaction Documents.

Section 12.2 Representations of Master Trust Administrator. The Master Trust Administrator makes the following representations and warranties on and as of the date hereof for the benefit of the Issuer, the Trustee and the Secured Parties:

(a) Organization and Good Standing. The Master Trust Administrator has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Master Trust Indenture and the other Transaction Documents.

(b) Power and Authority. The Master Trust Administrator has the power and authority to execute and deliver this Master Trust Indenture and the other Transaction Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Master Trust Indenture and the other Transaction Documents have been duly authorized by the Master Trust Administrator by all necessary corporate action.

(c) Binding Obligation. This Master Trust Indenture and the other Transaction Documents constitute legal, valid and binding obligations of the Master Trust Administrator enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Violation. The consummation of the transactions contemplated by this Master Trust Indenture and the other Transaction Documents, and the fulfillment of the terms of this Master Trust Indenture and the other Transaction Documents, do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Master Trust Administrator, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Master Trust Administrator is a party or by which it or its properties are bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Master Trust Indenture, or violate in any material respect any law, order, rule or regulation applicable to the Master Trust Administrator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Trust Administrator or any of its properties.

(e) No Proceedings. There are no proceedings or investigations pending or, to the best of the Master Trust Administrator’s knowledge, threatened against the Master Trust Administrator, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Master Trust Administrator or its properties (A) asserting the invalidity of this Master Trust Indenture or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Master Trust Indenture or any of the other Transaction Documents or (C) seeking any determination or ruling that would be reasonably likely to materially and adversely affect the performance by the Master Trust Administrator of its obligations under, or the validity or enforceability of, this Master Trust Indenture or any of the other Transaction Documents.

(f) No Consents. The Master Trust Administrator is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Master Trust Indenture or the other Transaction Documents which has not already been obtained.

Section 12.3 Covenants of Master Trust Administrator. The Master Trust Administrator hereby agrees that until the full satisfaction and discharge of this Master Trust Indenture:

(a) Compliance With Agreements and Applicable Laws. The Master Trust Administrator shall perform each of its obligations under this Master Trust Indenture and the other Transaction Documents in good faith and comply with all material requirements of any law, rule or regulation or any related agreement applicable to its performance of such obligations;

(b) Access to Records, Discussions with Officers and Accountants. The Master Trust Administrator shall, upon no less than one Business Day’s written request of the Issuer or the Trustee, for the benefits of the Noteholders and the other Secured Parties, permit the Issuer or the Trustee, for the benefits of the Noteholders and the other Secured Parties, as the case may be, or their respective authorized designees to inspect during normal business hours the books and records of the Master Trust Administrator as they may relate to the Master Trust Administrator’s duties and responsibilities under this Master Trust Indenture and the other Transaction Documents; and

(c) Notices. The Master Trust Administrator shall promptly notify the Issuer and the Trustee, for the benefits of the Noteholders and the other Secured Parties, in writing of any event, circumstance or occurrence which constitutes a Master Trust Administrator Default under Section 12.4 hereof.

Section 12.4 Master Trust Administrator Defaults. The happening of any one or more of the following events shall constitute a “Master Trust Administrator Default” hereunder.

(a) Failure on the part of the Master Trust Administrator duly to observe or perform in any material respect any of its obligations, covenants or agreements contained in this Master Trust Indenture or any other Transaction Document which continues unremedied for a period of 2 days after the date on which the Master Trust Administrator has knowledge of such failure or written notice of such failure, requiring the same to be remedied, shall have been given to the Master Trust Administrator by the Issuer or the Trustee, for the benefits of the Noteholders and the other Secured Parties;

(b) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Trust Administrator, and such decree or order shall have remained in force undischarged or unstayed for a period of 10 days;

(c) The Master Trust Administrator shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Trust Administrator or of or relating to all or substantially all of its property;

(d) The Master Trust Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payments of its obligations;

(e) A material adverse change shall occur in the financial condition or operations of the Master Trust Administrator, which change has a material adverse effect upon the ability of the Master Trust Administrator to perform its obligations under this Agreement; and

(f) Any representation or warranty made by the Master Trust Administrator in this Master Trust Indenture proves to have been incorrect in any material respect when made and which continues to have a material adverse effect or be incorrect in any material respect for a period of 10 days after the Master Trust Administrator has knowledge of such inaccuracy or written notice of such inaccuracy requiring it to be remedied has been given by the Issuer or the Trustee, for the benefits of the Noteholders and the other Secured Parties.

Section 12.5 Remedies. So long as any such Master Trust Administrator Default shall not have been remedied, the Trustee, for the benefits of the Noteholders and the other Secured Parties, by notice in writing to the Master Trust Administrator, may terminate all of the rights and obligations of the Master Trust Administrator under this Agreement and appoint a successor Master Trust Administrator. Such notice shall state the effective date of the termination, which shall not be prior to the acceptance of the appointment by the successor Master Trust Administrator.

Section 12.6 Additional Remedies Upon Master Trust Administrator Defaults. Upon any Master Trust Administrator Default, the Trustee, for the benefits of the Noteholders and the other Secured Parties, in addition to the rights specified in Section 12.5 hereof, shall have the right, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Issuer and the Trustee, for the benefits of the Noteholders and the other Secured Parties, (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Master Trust Indenture shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Trust Administrator Default.

Section 12.7 Waiver of Defaults. The Trustee, for the benefits of the Noteholders and the other Secured Parties upon the direction of the Required Noteholders, may waive any events permitting removal of the Master Trust Administrator as Master Trust Administrator pursuant to this ARTICLE 12. Upon any waiver of a past default, such default shall cease to exist, and any Master Trust Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 12.8 Master Trust Administrator Fee. The Master Trust Administrator Fee shall be allocated evenly among all Series with outstanding Notes. The Master Trust Administrator Fee may be increased or decreased with the prior written approval of the Required Noteholders.

ARTICLE 13.

DISCHARGE OF INDENTURE

Section 13.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of Noteholders to receive payments of principal thereof and interest thereon and any other amount due to Noteholders, (ii) Section 8.3, Section 11.6, Section 11.12, Section 13.2, and Section 13.5(b), (iii) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 11.6 and Section 11.16 and the obligations of the Trustee under Section 13.2) and (iv) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee as described below payable to all or any of them, and the Trustee, on demand of the Master Trust Administrator and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes (and their related Secured Parties), on the first Business Day after the Payment Date with respect to any Series (the “Indenture Termination Date”) on which the Issuer has paid, caused to be paid or irrevocably deposited or caused to be irrevocably deposited in the applicable Payment Account and any applicable Series Account funds sufficient to pay in full all amounts owed to each Enhancement Provider (and returned any original documents issued by such Enhancement Provider evidencing such Enhancement) and all Issuer Obligations and Collateral Interests, if any, and the Issuer has delivered to the Trustee and any Enhancement Provider a Brooke Officer’s Certificate, an Opinion of Counsel and, if required by the TIA (if this Indenture is required to be qualified under the TIA), an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of subsection 16.1 (a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

After any irrevocable deposit made pursuant to this Section 13.1 and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Master Trust Indenture except for those surviving obligations specified above.

Section 13.2 Application of Issuer Money. All monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Master Trust Indenture and the related Series Supplement, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the Notes, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the other Transaction Documents or required by law.

The provisions of this Section 13.2 shall survive the expiration or earlier termination of this Indenture.

Section 13.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 8.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 13.4 Cleanup Call.

(a) If so provided in any Series Supplement, the Servicer may, but shall not be obligated to, purchase the Notes of any Series on any Payment Date on or after the Payment Date on which the Unpaid Principal Balance of the Loans allocated to the Asset Pools of such Series falls to a level at which the cost of servicing the Asset Pools of such Series becomes burdensome in relation to the benefits of servicing. This level is deemed to be achieved if the Unpaid Principal Balance of the Loans in the Asset Pools of such Series is less than or equal to 10% of the initial Unpaid Principal Balance of the Loans in these Asset Pools on the Closing Date for such Series (or such other amount as may be specified in a Series Supplement for such Series). Such purchase shall be made by depositing into the applicable Payment Account or the applicable Series Account, not later than the Series Transfer Date preceding such Payment Date, for application in accordance with Section 13.5, the amount specified in such Series Supplement.

(b) The amount deposited pursuant to Section 13.4(a) shall be paid to the Noteholders of the related Series pursuant to Section 13.5 on the related Payment Date following the date of such deposit. All Notes of a Series which are paid pursuant to Section 13.4(a) shall be delivered by the Issuer upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer. The Notes of each Series which are paid pursuant to Section 13.4(a) shall, for the purposes of the definition of “Issuer Interest” be deemed to be equal to zero on the Payment Date following the making of the deposit, and the Issuer Interest in a certain Asset Pool shall thereupon be deemed to have been increased by the Invested Amount in such Asset Pool of such Series.

Section 13.5 Final Payment with Respect to Any Series.

(a) Written notice of any termination, specifying the Payment Date upon which the Noteholders of any Series may surrender their Notes for final payment with respect to such Series and cancellation, shall be given (subject to at least 20 Business Days’ prior notice from the Servicer to the Trustee) by the Trustee to Noteholders of such Series delivered not later than the last day of the month preceding such final payment (or in the manner provided by the Series Supplement relating to such Series) specifying

(i) the Payment Date (which shall be the Payment Date in the month (x) in which the deposit is made pursuant to Section 12.4(a) of this Master Trust Indenture or such other section as may be specified in the related Series Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated (which, in the case of Bearer Notes, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified. The Servicer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by a Brooke Officer’s Certificate setting forth the information specified in Article 6 of this Master Trust Indenture covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and the Paying Agent at the time such notice is given to such Noteholders.

(b) Notwithstanding the termination or discharge of the trust of the Indenture pursuant to Section 13.1 or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account, any Payment Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Noteholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Noteholders of the related Series upon surrender of their Notes (which surrenders and payments, in the case of Bearer Notes, shall be made only outside the United States). In the event that all of the Noteholders of any Series shall not surrender their Notes for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Trustee shall give second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Noteholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Notes of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders of such Series concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in any Payment Account or any Series Account held for the benefit of such Noteholders. The Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After such payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

(c) All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer.

Section 13.6 Termination Rights of Issuer. Upon the termination of the lien of the Indenture pursuant to Section 13.1, and after payment of all amounts due hereunder on or prior to such termination, the Trustee shall execute a written release and reconveyance substantially in the form of Exhibit A pursuant to which it shall release the lien of the Indenture and reconvey to the Issuer (without recourse, representation or warranty) all right, title and interest in the Trust Estate, whether then existing or thereafter created, all monies due or to become due with respect to such Trust Estate (including all accrued interest theretofore posted as Finance Charges) and all proceeds of the Trust Estate, except for amounts held by the Trustee or any Paying Agent pursuant to Section 13.5(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Issuer or the Master Trust Administrator to vest in the Issuer all right, title and interest in the Trust Estate.

ARTICLE 14.

AMENDMENTS

Section 14.1 Without Consent of the Noteholders. Without the consent of the Holders of any Notes, but, in any case, unless otherwise provided in any Series Supplement, with the consent of the Required Persons of each Series (or, with respect to an amendment to a particular Series Supplement, the Required Persons of such Series) and, if the Servicer’s rights and/or obligations are materially and adversely affected thereby, the Servicer and with prior written notice to the Rating Agencies by the Issuer, as evidenced to the Trustee, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indenture supplements or amendments hereto or Series Supplements or amendments to any Series Supplement (which shall conform to any applicable provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, unless otherwise provided in a Series Supplement, for any of the following purposes:

(a) to create a new Series of Notes;

(b) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(c) to add to the covenants of the Issuer for the benefit of any Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Issuer;

(d) to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Issuer Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Issuer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(e) to cure any ambiguity, or correct or supplement any provision herein or in any supplemental indenture hereto or in any Series Supplement or amendment to any Series Supplement which may be inconsistent with any other provision herein or in any supplemental indenture or any Series Supplement or amendment to any Series Supplement

(f) or to make any other provisions with respect to matters or questions arising under this Indenture (including any Series Supplement or amendment to any Series Supplement) or with respect to the restructuring of BWF, BCC, the Servicer or the Issuer as a limited liability company or a business trust, as applicable; provided, however, that such action shall not adversely affect the interests of any Holder of the Notes in any material respect without its consent;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of ARTICLE 11;

(h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

(i) to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that any such action shall not adversely affect in any material respect the interests of any Noteholder; provided, further, that no amendment or supplement shall be permitted if it would result in a taxable event to any Noteholder unless such Noteholder’s consent is obtained. An amendment described in this Section 14.1 shall be deemed not to affect adversely the interests of any Noteholder (or any relevant Secured Party) if the Rating Agency Condition is satisfied.

Upon the request of the Master Trust Administrator on behalf of the Issuer and upon receipt by the Trustee of the documents described in Section 2.2 (as applicable), the Trustee shall join with the Issuer in the execution of any supplemental indenture or Series Supplement authorized or permitted by the terms of this Master Trust Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 14.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, and unless otherwise provided in any Series Supplement, with the consent of the Required Persons of each Series (or, with respect to an amendment to a particular Series Supplement, the Required Persons of such Series) and, if the Servicer’s rights and/or obligations are materially and adversely affected thereby, the Servicer and, unless otherwise specified in the related Series Supplement, with the consent of at least two (if there are more than one) Holders of not less than 66% of the aggregate outstanding principal balance of all Notes of all Series materially and adversely affected, voting collectively by written notice delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Master Trust Indenture or of modifying in any manner the rights of the Holders of the Notes under this Master Trust Indenture; provided, however, that no such supplemental indenture shall, unless otherwise provided in the related Series Supplement, without the consent of the Required Persons of each Series and without the consent of the Holder of each outstanding Note affected thereby (and in the case of clause (iii) below, the consent of each Secured Party of all Series affected):

(i) change the date of payment of any installment of principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, modify the provisions of this Master Trust Indenture or any Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of, or interest on, the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

(ii) impair the right to institute suit for the enforcement of the certain provisions of this Master Trust Indenture or any Series Supplement requiring the application of funds available therefor, as provided in ARTICLE 9, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(iii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Master Trust Indenture or certain defaults hereunder and their consequences provided for in this Master Trust Indenture;

(iv) modify or alter the provisions of this Master Trust Indenture or any Series Supplement regarding the voting of Notes held by the Issuer, BWF, BCC or any of their Affiliates;

(v) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Trust Estate pursuant to Section 10.3 if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

(vi) modify any provision of this Section, except to increase any percentage specified herein or to provide that certain additional provisions of this Master Trust Indenture or cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

(vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate for the Notes or, except as otherwise permitted or contemplated in this Master Trust Indenture, terminate the lien of this Indenture on any such collateral at any time subject hereto or deprive any Secured Party of the security provided by the lien of this Master Trust Indenture; provided, further, that no amendment will be permitted if it would result in a taxable event to any Noteholder, unless such Noteholder’s consent is obtained as described above.

The Trustee may, but shall not be obligated to, enter into any such amendment or supplement which affects the Trustee’s rights, duties or immunities under this Master Trust Indenture or otherwise.

Notwithstanding anything in Section 14.1 and Section 14.2 to the contrary, the Series Supplement with respect to any Series may be amended with respect to the items and in accordance with the procedures provided in such Series Supplement.

It shall not be necessary for any consent of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Note shall be subject to such reasonable requirements as the Trustee may prescribe.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture, amendment to this Master Trust Indenture, pursuant to this Section, the Master Trust Administrator shall deliver to each Holder of the Notes of all Series, to any related Enhancement Provider and to each Rating Agency a notice setting forth in general terms the substance of such supplemental indenture or amendment to this Master Trust Indenture. Any failure of the Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 14.3 Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this ARTICLE 14 or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 11.1, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture. Such Opinion of Counsel may be subject to reasonable qualifications and assumptions of fact. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 14.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 14.5 Conformity With TIA. Every amendment of this Indenture and every supplemental indenture executed pursuant to this ARTICLE 14 shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be required to be qualified under the TIA.

Section 14.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE 14 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared, executed, authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 14.7 Series Supplements. The initial effectiveness of each Series Supplement shall be subject to the satisfaction of the Rating Agency Condition with respect to such Series Supplement.

Section 14.8 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

ARTICLE 15.

REDEMPTION AND REFINANCING OF NOTES

Section 15.1 Redemption and Refinancing. If specified in a Series Supplement, the Notes of any Series are subject to redemption as specified in the related Series Supplement, on any Payment Date on which the Issuer exercises its option to refinance or purchase the Trust Estate pursuant to this Section 15.1, for a purchase price equal to the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. If the Notes of any Series are to be redeemed pursuant to this Section 15.1, the Issuer shall furnish notice of such election to the Trustee not later than twenty (20) days prior to the Redemption Date and the Issuer shall deposit with the Trustee in the related Payment Account the Redemption Price of the Notes of such Series to be redeemed whereupon all such redeemed Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 15.2 to each Holder of such Notes.

Section 15.2 Form of Redemption Notice. Notice of redemption under Section 15.1 shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed on the Business Days prior to the applicable Redemption Date to each Holder of Notes of the Series to be redeemed, as of the close of business on the Record Date preceding the date of such notice, at such Holder’s address appearing in the Note Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 8.2); and

(d) that interest on the Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note to be redeemed shall not impair or affect the validity of the redemption of any other Note.

Section 15.3 Notes Payable on Redemption Date. The Notes of any Series to be redeemed pursuant to Section 15.1 shall, following notice of redemption as required by Section 15.2, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE 16.

MISCELLANEOUS

Section 16.1 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Master Trust Administrator on behalf of the Issuer to the Trustee to take any action under any provision of this Master Trust Indenture, the Issuer shall furnish to the Trustee if requested thereby (i) a Brooke Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with (iii) a Tax Opinion, and (iv) (if this Indenture is required to be qualified under the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b)(i) Prior to the deposit of any Collections or other property or securities (other than cash) with the Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in this Section 16.1(b) or elsewhere in this Indenture, furnish to the Trustee a Brooke Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) of the Collections or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Trustee a Brooke Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate outstanding principal amount of all the Notes of all Series issued by the Issuer, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Brooke Officer’s Certificate is less than $25,000 or less than 1% percent of the aggregate outstanding principal amount of all the Notes of all Series issued by the Issuer of the Notes.

(iii) Other than with respect to the release of any Removed Loans or Liquidated Loans (and the Related Security therefor), and except for discharges of this Indenture as described in Section 13.1, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Trustee a Brooke Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to the Trustee a Brooke Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Removed Loans and Defaulted Loan, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate outstanding principal amount of all Notes of all Series issued by the Issuer, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Brooke Officer’s Certificate is less than $25,000 or less than 1% percent of the then aggregate outstanding principal amount of all Notes of all Series issued by the Issuer of the Notes.

Section 16.2 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, BWF, BCC or the Issuer, stating that the information with respect to such factual matters is in the possession of or known to the Servicer, BWF, BCC or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in ARTICLE 11.

Section 16.3 Acts of Noteholders.

(a) Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Indenture to the contrary, none of the BWF, BCC, the Issuer or any Affiliate of a Brooke Party or any Affiliate controlling a Brooke Party shall have any right to vote with respect to any Note, provided that the voting rights of any other Affiliate of a Brooke Party shall be subject to Section 3.16(a) of the TIA (if this Master Trust Indenture is required to be qualified under the TIA).

(b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(c) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Trustee.

(d) The ownership of Notes shall be proved by the Note Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any such Notes shall bind such Noteholder and the Holder of every Note and every subsequent Holder of such Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 16.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to Brooke Master Trust LLC, Attention: 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210, Attention: President, (b) in the case of the Servicer and the Custodian, to Textron Business Services, Inc., 275 West Natick Road, Suite 1000, Warwick, Rhode Island 02886, Attention : Brian Guadreau, (c) in the case of the Subservicer and the Master Trust Administrator, to Brooke Credit Corporation, 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210, Attention: President,

(d) in the case of the Trustee, to the Corporate Trust Office, (e) in the case of any Enhancement Provider for, or Required Person with respect to, a particular Series, the address, if any, specified in the Series Supplement relating to such Series, and (f) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Series Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Series Supplement or otherwise expressly provided herein, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Notes, by publication in the manner provided in the related Series Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any notice to Noteholders shall be published in an authorized newspaper of general circulation in Luxembourg (which maybe the Luxembourger Wort or Zeitung) within the time period prescribed in this Indenture. Any notice so mailed or published, as the case may be, within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

Section 16.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event unless otherwise set forth in any Series Supplement, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner here in provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

Section 16.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Trustee on behalf of the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are consented to by the Issuer (which consent shall not be unreasonably withheld). The Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 16.7 Taxes.

(a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by any Brooke Party or the Trustee shall be made free and clear of and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges, fees, withholdings or duties, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, assessed or withheld by any Governmental Authority, excluding (x) taxes that would not have been imposed in connection with a payment on the Notes, if the Note Owner had complied with the provisions of Section 16.7(d) hereof, and (y) taxes on the net income of a Note Owner or any liquidity and/or credit support provider (an “Affected Party”) for a Note Owner, in each case imposed by any jurisdiction under the laws of which the Affected Party is organized or any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings or duties, collectively or individually, “Taxes”). If any such Taxes are required to be deducted or withheld from any payments or deposits to be made hereunder or under any Transaction Document by any Brooke Party or the Trustee, (1) the amounts so payable or required to be deposited, as the case may be, shall be increased to the extent necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable pursuant to this Section 16.7), the relevant Affected Party receives an amount equal to the sum it would have received had no such deductions or withholdings been required, (2) such Brooke Party or the Trustee, as the case may be, shall make such required deductions and withholdings, and (3) such Brooke Party or the Trustee, as the case may be, shall pay the full amount deducted or withheld to the relevant taxation authority or other applicable person in accordance with applicable law.

(b) In addition, the Issuer agrees to pay any present or future stamp or other documentary stamp taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any such Transaction Document (hereinafter referred to as, “Other Taxes”).

(c) The Issuer will indemnify each Affected Party for the full amount of Taxes or Other Taxes (including, without limitations, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 16.7) paid by such Affected Party and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made on the first Payment Date which is not less than ten (10) days after the date the Affected Party delivers to the Issuer a written demand therefor together with a certificate as to the amount of such indemnification setting forth, in reasonable detail, the basis for and calculation thereof, which certificate shall, absent manifest error, be conclusive and binding.

(d) Each Note Owner that is a Non-United States Person shall: (x) deliver to the Issuer two duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI, or applicable successor form, as the case may be; (y) deliver to the Issuer two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Issuer; and (z) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Issuer; unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which, regardless of the identity of the Note Owner, renders all such forms inapplicable or which, regardless of the identity of the Note Owner , would prevent such Note Owner from duly completing and delivering any such form with respect to it. Each Note Owner that is a Non-United States Person shall certify in the case of an Internal Revenue Service Form W-8BEN or Form W-8ECI (or applicable successor form) that it is entitled to receive payments under this Agreement and the Transaction Documents without deduction or withholding of any United States federal income taxes. Each Note Owner which is a Non-United States Person agrees that, to the extent any form claiming complete or partial exemption from withholding or deduction of United States federal Taxes delivered by it under this Section 16.7 is found to be incomplete or incorrect in any material respect, such Note Owner shall (to the extent that it is permitted to do so under the laws and any double taxation treaties of the United States, the jurisdiction of its organization and the jurisdictions in which its relevant booking offices are located) execute and deliver to the Issuer a complete and correct replacement form.

Section 16.8 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Master Trust Indenture by any of the provisions of the TIA, such required provision shall control (if this Indenture is required to be qualified under the TIA).

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein (if this Indenture is required to be qualified under the TIA). Notwithstanding the foregoing, and regardless of whether the Indenture is required to be qualified under the TIA, the provisions of Section 316(a)(1) of the TIA shall be excluded from this Indenture.

Section 16.9 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents and Cross-Reference Table are for convenience of reference only, are not to be considered a part hereof, and shall not affect the meaning or construction hereof.

Section 16.10 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 16.11 Separability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or Notes shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Holders thereof.

Section 16.12 Benefits of Indenture. Except as set forth in this Indenture, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 16.13 Legal Holidays. In any case where the date on which any payment is due to any Secured Party shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) any such payment need not be made on such date, but may be made on the next succeeding Business Day and interest shall accrue for such additional Business Day.

Section 16.14 GOVERNING LAW; JURISDICTION; VENUE. THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES TO THIS INDENTURE AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, LEGAL ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS AGREEMENT IN ANY COURT LOCATED IN THE CITY OF NEW YORK AND STATE OF NEW YORK AND HEREBY FURTHER WAIVES ANY CLAIM THAT A COURT LOCATED IN THE CITY OF NEW YORK AND STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING.

Section 16.15 Counterparts. This Indenture may be executed in any number of counterparts, and by different parties on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 16.16 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Secured Parties or any other person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

Section 16.17 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) BWF, BCC, the Servicer or the Trustee or (ii) any partner, owner, incorporator beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, BWF, BCC, the Servicer or the Trustee, except (x) as any such Person may have expressly agreed and (y) nothing in this Section shall relieve BWF, BCC or the Servicer from its own obligations under the terms of any Transaction Document. Nothing in this Section 16.17 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Trust Estate.

Section 16.18 No Bankruptcy Petition Against the Issuer. Each of the Secured Parties and the Trustee by entering into the Indenture, any Enhancement Agreement, any Series Supplement or any Note Purchase Agreement (as defined in such Series Supplement) and in the case of the Noteholder and Note Owner, by accepting a Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the Transaction Documents. In the event that any such Secured Party or the Trustee takes action in violation of this Section 16.18, the Issuer shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against the Issuer or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 16.18 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer.

Section 16.19 No Joint Venture. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer and the Subservicer shall be rendered as independent contractors and not as agents for the Trustee.

Section 16.20 Rule 144A Information. For so long as any of the Notes of any Series or any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer, the Master Trust Administrator, the Servicer, the Subservicer and the Trustee for such Series agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act if at the time of the request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act.

Section 16.21 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 16.22 Merger and Integration. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Indenture.

Section 16.23 Rules by the Trustee. The Trustee may make reasonable rules for action by or at a meeting of any Secured Parties.

Section 16.24 Waiver of Trial by Jury. To the extent permitted by applicable law, each of the Secured Parties irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this assignment or the Transaction Documents or any matter arising hereunder or thereunder.

Section 16.25 Confidentiality.

(a) Each of the Issuer, BWF, BCC, and the Servicer shall maintain and shall cause each of its Affiliates, employees and officers and agents to maintain the confidentiality of this Indenture and the other Transaction Documents and the other proprietary information with respect to the Noteholders and their respective businesses obtained by it in connection with the, structuring, negotiating and execution of the transactions contemplated herein and therein, except that the Issuer, BWF, BCC and the Servicer and their respective Affiliates, officers and employees may disclose such information (i) to any Rating Agency or to such Brooke Party’s external accountants and attorneys, (ii) to any Person that is proposed to be an investor in or lender to any Brooke Party or a party to any prospective merger or consolidation, securitization or asset purchase with a Brooke Party who agrees to hold such information confidential in accordance with the terms of this Section 16.25, (iii) as required by any applicable law or order of any judicial or administrative proceeding and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; provided that each such Person described in clause (ii) is informed of the confidential nature of such information in a manner consistent with the practice of the Issuer, BWF, BCC and the Servicer for making such disclosure generally to Persons of such type and has agreed to hold such information confidential on terms substantially similar in substance to those set forth in this Section 16.25. In addition, each Brooke Party may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(b) The Trustee shall maintain and shall cause each of its Affiliates, employees and officers and agents to maintain the confidentiality of all proprietary information with respect to the Brooke Parties in connection with the transactions contemplated herein and therein to the extent such information has been identified as being confidential; provided that any such information may be disclosed (i) to any Secured Party and (ii) to any successor Trustee who agrees to hold such information confidential in accordance with the terms of this Section 16.25. In addition, the Trustee may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.

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IN WITNESS WHEREOF, the Trustee and the Issuer have caused this Master Trust Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

BROOKE MASTER TRUST LLC, as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

Accepted and Agreed:

TEXTRON BUSINESS SERVICES, INC.
as Servicer

By:
Name:
Title:

BROOKE CREDIT CORPORATION
individually and as Subservicer

By:
Name:
Title:

BROOKE WAREHOUSE FUNDING COMPANY, LLC

By:
Name:
Title: